UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12

CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held on May 16, 2017 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and voting upon the following matters:

1.	To elect three Class III directors, each for a term of three years;

2.	To approve our Second Amended and Restated 2010 Stock Incentive Plan;

3.	To approve our Amended and Restated 2010 Employee Stock Purchase Plan;

4.	To approve an advisory vote on executive compensation;

5.	To recommend, on an advisory basis, the frequency of future executive compensation advisory votes;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials to many of our stockholders via the Internet, in accordance with rules adopted by the Securities and Exchange Commission. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about April 4, 2017 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April 4, 2017.

Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the 2017 Annual Meeting by following the procedures described in the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Ali Fattaey, Ph.D. President and Chief Executive Officer

Lexington, Massachusetts

April 4, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, OR TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

4 Maguire Road

Lexington, Massachusetts 02421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2017

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held on May 16, 2017 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 16, 2017:

The proxy statement is available at www.proxyvote.com.

We will, upon written or oral request of any stockholder, furnish copies of our 2016 annual report to stockholders, except for exhibits, without charge. Please address all such requests to us at 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary, or telephone: (617) 503-6500.

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, including this proxy statement, our 2016 annual report and the proxy card for the 2017 annual meeting, to many of our stockholders of record as of the record date via the Internet. We will send the Notice of Internet Availability of Proxy Materials to these stockholders on or about April 4, 2017. The Notice of Internet Availability of Proxy Materials contains instructions for accessing and reviewing our proxy materials as well as instructions for voting your proxy via the Internet. If you prefer to receive printed copies of the proxy materials, you can request printed copies of the proxy materials by Internet, telephone or e-mail. If you choose to receive the print materials by mail, you can either (i) complete, date, sign and return the proxy card, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote via telephone (toll free) in the United States or Canada in accordance with the instructions on the proxy card. Voting by Internet or telephone must be completed by 11:59 P.M. Eastern Time on May 15, 2017. If you choose not to receive printed copies of the proxy materials, you can vote via the Internet in accordance with the instructions contained in the Notice of Internet Availability of Proxy Materials.

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voter instruction card for the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors for a term of three years expiring at the 2020 annual meeting of stockholders;

2.	To approve our Second Amended and Restated 2010 Stock Incentive Plan;

3.	To approve our Amended and Restated 2010 Employee Stock Purchase Plan;

4.	To approve an advisory vote on executive compensation;

5.	The holding of an advisory vote on the frequency of future executive compensation advisory votes;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	The transaction of other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Who can vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on March 20, 2017, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 143,195,600 shares of our common stock, which is the number of shares that were outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following ways:

1.	You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Vote by Internet” instructions on the Notice (or the enclosed proxy card).

2.	You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Vote by Phone” instructions on the Notice (or the enclosed proxy card).

3.

You may vote by mail. If you received a printed copy of the proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope to vote. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the proposals.

4.	You may vote in person. If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (Proposal 1), the approval of the Second Amended and Restated 2010 Stock Incentive Plan (Proposal 2), the approval of the Amended and Restated 2010 Employee Stock Purchase Plan (Proposal 3), the approval of an the advisory vote on executive compensation (Proposal 4), and the advisory vote on the frequency of future executive compensation advisory votes (Proposal 5) are considered to be non-discretionary items on which banks and brokerage firms may not vote, and therefore if you do not instruct your broker or representative regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to Proposals 1, 2, 3, 4 and 5. These shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 6) is considered to be a discretionary item on which banks and brokerage firms may vote.

If you wish to come to the meeting to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting, that is, at least 71,597,801 shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Proposal 1 – Election of Directors. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote on the matter is required for the election of directors.

Proposal 2 – Approval of the Second Amended and Restated 2010 Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of the Second Amended and Restated 2010 Plan.

Proposal 3 – Approval of the Amended and Restated 2010 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the votes cast will be required to approve the Amended and Restated 2010 Employee Stock Purchase Plan.

Proposal 4 – Approval of an Advisory Vote on Executive Compensation. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of an advisory vote on executive compensation.

Proposal 5 – Approval of an Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes.

Proposal 6 – Ratification of Independent Auditors. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of the ratification of the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2017.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting.

Shares that abstain from voting and broker non-votes will not be counted as votes in favor of, or with respect to, any of the proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any of the proposals. With respect to Proposal 5, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 5, because this proposal is non-binding, our board of directors may decide that it is in the best interests of our stockholders and Curis to hold future executive compensation advisory votes more or less frequently.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of three Class III directors for a term of three years expiring at the 2020 annual meeting of stockholders;

FOR the approval of the Second Amended and Restated 2010 Stock Incentive Plan;

FOR the approval of the Amended and Restated 2010 Employee Stock Purchase Plan;

FOR the approval of an advisory vote on the compensation of our named executive officers;

FOR a frequency of three years for how frequently you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See “Stockholder Proposals for 2018 Annual Meeting” on page 71 of this proxy statement.

Where can I find the voting results?

We will report the voting results from the annual meeting in a Form 8-K filed with the SEC within four business days following the date of the annual meeting.

Who bears the costs of soliciting proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Curis’ Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.curis.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attention: Secretary

(617) 503-6500

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 31, 2017, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

•	each director named in this proxy statement,

•

each of our principal executive officer, our principal financial officer, the two most highly compensated executive officer other than our principal executive officer and our principal financial officer, all of whom were serving as executive officers on December 31, 2016, and our former principal financial officer, whom we refer to collectively as our “named executive officers,” and

•	all directors and executive officers as a group.

As of January 31, 2017, we had 141,801,255 shares of common stock outstanding. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table below, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying options to purchase common stock that may be exercised within 60 days after January 31, 2017. Such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power or other relationship.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 4 Maguire Road, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	+	Shares Acquirable Within 60 Days	=	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
Aurigene Discovery Technologies Limited (3)	27,328,464		—		27,328,464	19.27%
First Eagle Investment Management, LLC (4)	24,008,672		—		24,008,672	16.93%
FMR LLC (5)	14,738,379		—		14,738,379	10.39%
BlackRock, Inc. (6)	9,224,225		—		9,224,225	6.51%

Directors and Named Executive Officers:
James R. McNab, Jr. (7)	1,379,688		625,000		2,004,688	1.41%
Martyn D. Greenacre	35,138		310,000		345,138	*
Kenneth I. Kaitin, Ph.D.	26,800		310,000		336,800	*
Lori A. Kunkel, Ph.D. (8)	—		86,250		86,250	*
Robert E. Martell, M.D., Ph.D.	—		230,000		230,000
Kenneth J. Pienta, M.D.	30,000		272,188		302,188	*
Marc Rubin, M.D.	26,596		255,000		281,596	*
Ali Fattaey, Ph.D.	65,890		1,362,498		1,428,388	*
James E. Dentzer	—		425,000		425,000	*
Mani Mohindru, Ph.D.	—		289,184		289,184	*
David Tuck, M.D.	21,389		187,499		208,888	*
Michael P. Gray (9)	107,304		—		107,304	*

All current directors and executive officers as a group (11 persons)	1,585,546		4,352,619		5,938,165	4.07%

*	Less than 1% of the outstanding common stock.
(1)	None of our directors or named executive officers has pledged any of their shares as security.
(2)	The percent of ownership for each stockholder on January 31, 2017 is calculated by dividing (1) the stockholder’s total beneficial ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of (i) 141,801,255 shares of our common stock that were outstanding on January 31, 2017 and (ii) shares of common stock subject to options held by such person that will be exercisable within 60 days of January 31, 2017.
(3)	This information is based on a Schedule 13G filed with the SEC on September 13, 2016 by Aurigene Discovery Technologies Limited. The principal business address of Aurigene Discovery Technologies Limited is 39-40, KIADB Industrial Area, Phase II, Electronic City Hosur Road, Bangalore—560100 Karnataka India. Aurigene Discovery Technologies Limited has sole voting power and sole dispositive power with respect to all such shares. Dr. Reddy’s Laboratories Ltd. and Dr. Reddy’s Holdings Limited, parent companies of Aurigene Discovery Technologies Limited each are also beneficial holders of those all such shares and each also has sole voting power and sole dispositive power with respect to all 27,328,464 shares.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 1, 2016 by First Eagle Investment Management, LLC (“FEIM”). The principal business address of FEIM is 1345 Avenue of the Americas, New York, New York 10105. FEIM has sole voting power with respect to 23,683,672 shares, shared voting power with respect to zero shares, and sole dispositive power with respect to all 24,008,672 shares. 21 April Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 9,806,077 of these shares, and First Eagle Value Biotech Master Fund Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 8,173,071 of these shares.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC has sole voting power with respect to 168,400 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to all 14,738,379 shares.
(6)

This information is based on a Schedule 13G filed with the SEC on January 23, 2017 by BlackRock, Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 9,086,354 shares, shared voting power with respect to zero shares, and sole dispositive power with respect to all 9,224,225 shares.

(7)	Includes 1,079,688 shares held directly by Mr. McNab and 300,000 shares held by JR & MW McNab Operating LP.
(8)	Dr. Kunkel was elected to our board on November 11, 2016.
(9)	Mr. Gray, our former chief financial officer and former chief business officer, ceased to serve as an executive officer in February 2016. This information is based on a Form 4 filed with the SEC on November 12, 2013.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Directors

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our board of directors currently consists of two Class I directors, James R. McNab, Jr. and Kenneth J. Pienta, M.D., three Class II directors, Robert E. Martell, M.D., Ph.D., Lori A. Kunkel, Ph.D. and Marc Rubin, M.D., and three Class III directors, Ali Fattaey, Ph.D., Martyn D. Greenacre and Kenneth I. Kaitin, Ph.D. In accordance with our bylaws, our directors may fill existing vacancies on the board of directors. The Class I, Class II, and Class III directors will serve until the annual meetings of stockholders to be held in 2018, 2019 and 2020 respectively, and until their respective successors are elected and qualified. At the 2017 annual meeting, Class III directors will stand for reelection.

Our board of directors has nominated Ali Fattaey, Ph.D., Martyn Greenacre and Kenneth I. Kaitin, Ph.D. as nominees for reelection as Class III directors, each to serve for a three-year term, until the 2020 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently a director. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies will be voted for a substitute nominee designated by the board of directors.

Below are the names, ages and certain other information for each member of the board, including the nominees for election as Class III directors. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

The following table sets forth our directors and their respective ages and positions:

Name	Age	Position
Ali Fattaey, Ph.D.	52	President and Chief Executive Officer, Director
Martyn D. Greenacre (2)(3)	75	Director
Kenneth I. Kaitin, Ph.D. (1)(2)	64	Director
Lori A. Kunkel, M.D. (4)	59	Director
Robert E. Martell, M.D., Ph.D. (1)(4)	54	Director
James R. McNab, Jr. (3)	73	Chairman of the Board
Kenneth J. Pienta, M.D. (4)	57	Director
Marc Rubin, M.D. (1)(2)(3)(4)	62	Director

(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.
(4)	Member of the clinical program committee.

Ali Fattaey, Ph.D. has served on our board and as our President and Chief Executive Officer since June 2014. From February 2013 to June 2014, Dr. Fattaey served as our President and Chief Operating Officer. Dr. Fattaey served as the President and Chief Executive Officer of ACT Biotech, Inc., a biotechnology company from January 2011 until February 2013 and as Chief Operating and Scientific Officer at ACT Biotech from February 2008 until December 2010. From June 2006 until January 2008, Dr. Fattaey served as the Director, Science and Technology at the Melanoma Therapeutics Foundation, a non-profit organization. From January 2005 until June 2006, Dr. Fattaey was a strategic consultant. From November 2001 until April 2004, Dr. Fattaey served as the Chief Scientific Officer of Sagres Discovery, Inc., a biotechnology company, and as the Senior Vice President of Discovery Research at Chiron Corporation, a biotechnology company, following Chiron’s acquisition of Sagres Discovery from May 2004 until January 2005. Dr. Fattaey was employed at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from January 1994 until June 2001, and held the position of Vice President of Discovery Research from August 1998 until June 2001. Previously, Dr. Fattaey also served as a director of EpiTherapeutics ApS. Dr. Fattaey received his Ph.D. in microbiology from Kansas State University in 1989 and was a Research Fellow in Medicine at Harvard Medical School, Massachusetts General Hospital Cancer Center. We believe that Dr. Fattaey’s qualifications to serve on our board include his extensive experience in senior leadership roles in life sciences companies, including his past experience as President and Chief Executive Officer of ACT Biotech as well as his experience as a director of EpiTherapeutics ApS.

Martyn D. Greenacre has served on our board since February 2000 and was a director of Creative BioMolecules, Inc., a predecessor life science company, from June 1993 to July 2000. Mr. Greenacre served as Chairman of Life Mist L.L.C., a privately-held company in the field of fire suppression, from September 2001 to December 2016. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Prior to Zynaxis, Mr. Greenacre served in various senior management positions at SmithKline Beecham Limited, a pharmaceuticals company, from 1973 through 1992. Mr. Greenacre also serves as a director of Formula Pharmaceuticals, Inc. Previously, Mr. Greenacre served as a director of Acusphere, Inc., Cephalon, Inc., Neostem, Inc. (n/k/a Caladrius) and Orchestra Therapeutics, Inc., and as a director and Chairman of BMP Sunstone Corporation. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Greenacre’s qualifications to serve on our board include his years of experience as President and Chief Executive Officer of various biotech and pharmaceutical companies as well as his experience as a director of other public companies.

Kenneth I. Kaitin, Ph.D. has served on our board since November 2003. Since July 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. Since August 2014, Dr. Kaitin has held a primary appointment as Professor of Public Health and Community Medicine at the Tufts University School of Medicine, as well as secondary appointments as Professor of Medicine and Professor of Integrative Physiology and Pathobiology at Tufts University School of Medicine. In December 2014, Dr. Kaitin received the appointment of Advisory Professor at Shanghai Medical College of Fudan University. Since September 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel, and since April 2006 he has been a Visiting Executive at the Tuck School of Business at Dartmouth College. At the Tufts University School of Medicine, Dr. Kaitin was a Research Associate Professor of Medicine from October 2003 to May 2008 and a Research Professor from May 2008 to August 2014. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. An internationally recognized expert on the science of drug development, Dr. Kaitin is regularly quoted in the business and trade press on R&D trends in the research-based drug industry and new models of innovation. In 2011, Dr. Kaitin received the Dr. Louis M. Sherwood Award granted by the Academy of Pharmaceutical Physicians and Investigators. Dr. Kaitin is a former Editor-in-Chief of the Drug Information Journal, and from 1997 to 1998 he was President of the Drug Information Association. He is currently Editor-in-Chief of Expert Review of Clinical Pharmacology, and he serves on the editorial boards of a number of peer-review journals. Dr. Kaitin serves as an expert consultant to the U.S. Department of Defense on Bioterror Countermeasure issues. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. We believe that Dr. Kaitin’s qualifications to serve on our board include his expertise in the economics of drug development and biopharmaceutical innovation and his extensive knowledge on a broad range of drug development and life-sciences industry issues.

Lori A. Kunkel, M.D. has served on our board since November 2016. Since April 2012, Dr. Kunkel has served as the principal owner of D2D, LLC (n/k/a LAK505, LLC) a drug development consulting company that provides strategic, clinical, clinical/regulatory and technical advice to pharmaceutical, biotech, investment firms from diligence to development. From October 2013 to October 2014, Dr. Kunkel served as the Acting Chief Medical Officer of Loxo Oncology, Inc., a biopharmaceutical company, and from December 2011 to August 2013, she served as the Chief Medical Officer of Pharmacyclics, Inc., a biopharmaceutical company. Dr. Kunkel also served as Chief Medical Officer/consultant at ACT Biotech, Inc., a biotechnology company, and at Syndax Pharmaceuticals, Inc., a biopharmaceutical company, from February 2009 to December 2011. She held the position of Chief Medical Officer, Vice President of Clinical Development at Proteolix, Inc., a biopharmaceutical company, from January 2007 to January 2009, and the position of Vice President, Clinical Development of Xencor, Inc., a biopharmaceutical company, from August 2005 to January 2007. Dr. Kunkel was an independent clinical immunology/oncology consultant from March 2003 to August 2005. From May 2000 to March 2003, Dr. Kunkel served as Vice President, Medical Affairs at Genitope Corporation, a biotechnology company. From September 1998 to May 2000, she served as Lead Clinical Scientist on Rituxan and Clinical Team Leader at Genentech, Inc., a biotechnology company, and as Associate Director, Clinical Development, Oncology at Chiron Corporation, a biotechnology company, from July 1997 to September 1998. From July 1995 to May 1997, Dr. Kunkel held various positions at Baxter Healthcare, Immunotherapy Division. Dr. Kunkel also serves as a director of Loxo Oncology, Inc., biopharmaceutical company, Harpoon Therapeutics, Inc., a privately held preclinical stage biotechnology company, Amphivena Therapeutics, Inc., a privately held preclinical stage company and Tocagen Inc., a privately held clinical-stage, cancer-selective gene therapy company. Dr. Kunkel received her B.A. in Biology from the University of California San Diego and an M.D. from the University of Southern California. She completed her internal medicine internship and residency at Baylor College of Medicine, Affiliated Hospitals. In addition she completed her hematology fellowship at University of Southern California and her medical oncology fellowship at University of California Los Angeles. We believe that Dr. Kunkel’s qualifications to serve on our board include her expertise in hematology and oncology as well as her extensive and valuable industry experience in pharmaceutical and biotechnology companies in developing and commercializing oncologic/immunologic therapies.

Robert E. Martell, M.D., Ph.D. has served on our board since September 2011. Since September 2015, Dr. Martell has served as Associate Chief for the Division of Hematology/Oncology and Attending Physician at Tufts Medical Center, and on faculty at Tufts University School of Medicine. From September 2012 until June 2015, Dr. Martell served as Chief Medical Officer at Tesaro, Inc., a biopharmaceutical company developing Niraparib and Varubi. During this time, he also held the position of an Adjunct Associate Professor of Medicine at the Tufts University School of Medicine, and was a practicing medical oncologist at Tufts Medical Center. From September 2009 to September 2012, Dr. Martell was an Associate Professor at Tufts Medical Center, serving as both the Director of the Neely Center for Clinical Cancer Research, overseeing oncology clinical research, and the Leader of the Cancer Center’s Program in Experimental Therapeutics, where he was responsible for developing the center’s phase I oncology clinical development program. From May 2005 to July 2009, Dr. Martell served as Vice President and Chief Medical Officer of MethylGene, a publicly-traded biotechnology company focused on the development of cancer therapeutics. From November 2002 to May 2005, Dr. Martell also served as Director of Oncology Global Clinical Research at Bristol-Myers Squibb Company, a biopharmaceutical company. From July 2001 to May 2005, Dr. Martell served concurrently as Assistant Clinical Professor of Oncology at Yale University School of Medicine and Staff Physician at the Veterans Affairs hospital. From July 2000 to October 2002, Dr. Martell worked at Bayer Corporation, Pharmaceutical Division, where he oversaw phase I and phase II clinical studies. Dr. Martell received a B.A. in chemistry from Kalamazoo College, a Ph.D. in pharmacology from the University of Michigan, and an M.D. from Wayne State University. He completed his internal medicine internship and residency and medical oncology fellowship at Duke University Medical Center. We believe that Dr. Martell’s qualifications to serve on our board include his expertise in oncology patient care as well as his industry experience in large pharmaceutical and smaller biotechnology companies and that his insights and perspectives are valuable to a small biotechnology company such as Curis.

James R. McNab, Jr. has served on our board since February 2000 and has served as Chairman of our board since May 2002. Mr. McNab was a co-founder and served as the chairman of the board of directors of Reprogenesis, Inc., a predecessor life science company, from July 1996 to July 2000. Since 1998, Mr. McNab has served as Chief Executive Officer and Chairman of Palmetto Pharmaceuticals, Inc., formerly eNOS Pharmaceuticals, Inc., a privately-held drug discovery company of which he is a co-founder. Since January 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company. Mr. McNab recently founded JT Pharmaceuticals, Inc., a privately-held pain management drug discovery company and has served as its Chief Executive Officer and Chairman since June 2014. In addition, Mr. McNab has also founded other privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates LLC, a manufacturer and worldwide supplier of orthopedic and sports-related products. Mr. McNab also serves as a director of Titan Pharmaceuticals, Inc., a biopharmaceutical company. Mr. McNab received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. We believe that Mr. McNab’s qualifications to serve on our board include his decades of experience as chairman, founder and/or Chief Executive Officer of various pharmaceutical, medical device and biotechnology companies, including his experience as co-founder of one of our predecessor companies. Mr. McNab has also founded and managed companies in other industries and we believe that his broad range of entrepreneurial skill and oversight is valuable to a small biotechnology company such as Curis.

Kenneth J. Pienta, M.D. has served on our board since March 2013. Dr. Pienta has served as the Donald S. Coffey Professor of Urology, Professor of Oncology, Pharmacology and Molecular Sciences and as the Director of Research for the Brady Urological Institute at the Johns Hopkins University School of Medicine since March 2013. Prior to his appointment at the Johns Hopkins University School of Medicine, Dr. Pienta served as the Associate Vice President for Research, Health Sciences for the University of Michigan from January 2012 to February 2013, and as the Director of Precision Medicine for the Michigan Center for Translational Pathology from July 2008 to February 2013. From July 1995 to February 2013, Dr. Pienta served as the Director of the Prostate Specialized Program of Research Excellence (SPORE) at the University of Michigan. Dr. Pienta is involved in research to define the tumor microenvironment of cancer metastases, as well as developing new therapies for cancer. Dr. Pienta is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 350 peer-reviewed articles and has been the principal investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. in human biology from Johns Hopkins University and an M.D. from the Johns Hopkins University School of Medicine. We believe that

Dr. Pienta’s qualifications to serve on our board include his expertise in oncology patient care as well as his unique understanding of precision therapeutic approaches to cancer treatment and that his insights and perspectives are valuable to a small biotechnology company such as Curis.

Marc Rubin, M.D. has served on our board since June 2010. Since May 2009, Dr. Rubin has served as Executive Chairman of Titan Pharmaceuticals, Inc., a biopharmaceutical company, and he served as its President and Chief Executive Officer from October 2007 to December 2008. From June 2006 to February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma AG, a pharmaceutical company, as well as a member of the Executive Committee of Bayer HealthCare LLC, a pharmaceutical and medical products company and subsidiary of Bayer AG, and the Board of Management of Bayer Schering Pharma AG. From October 2003 until the merger of Bayer AG and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, Inc., a division of Schering AG. From January 1990 to August 2003, Dr. Rubin held various positions in global clinical and commercial development at GlaxoSmithKline plc, a healthcare company, as well as the position of Senior Vice President of Global Clinical Pharmacology & Discovery Medicine from 2001 to 2003. Prior to his pharmaceutical industry career, Dr. Rubin completed subspecialty training and board certification in both medical oncology and infectious diseases at the National Cancer Institute within the National Institutes of Health from 1983 to 1986. From September 1986 to December 1989, Dr. Rubin also served as an Investigator and on the Senior Staff of the infectious diseases section at the National Cancer Institute. Dr. Rubin also serves as a director of FirstString Research, Inc., Galectin Therapeutics Inc., Gemmus Pharma, Inc., and the Rogosin Institute. Previously, Dr. Rubin served as a director of Medarex, Inc. and Surface Logix, Inc. Dr. Rubin holds an M.D. from Cornell University Medical College. We believe that Dr. Rubin’s qualifications to serve on our board include his extensive experience in clinical development as well as his medical, commercial and scientific expertise having held executive-level clinical development positions with Bayer Schering Pharma AG, Schering AG and GlaxoSmithKline plc.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF ALI FATTAEY, MARTYN D. GREENACRE AND KENNETH I. KAITIN TO SERVE AS CLASS III DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that Curis is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors – Corporate Governance section of our website, www.curis.com. Alternatively, you can request a copy of any of these documents by writing to our secretary at the following address: Curis, Inc., 4 Maguire Road, Lexington, MA 02421.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Curis and our stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:

•	the board of directors’ principal responsibility is to oversee the management of Curis;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	periodically, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule l0A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In February 2017, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Mr. Greenacre, Dr. Kaitin, Dr. Martell, Mr. McNab, Dr. Pienta or Dr. Rubin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. In addition, our board has determined that all of the members of the audit committee, the compensation committee, and the nominating and governance committee are independent as defined under the NASDAQ Stock Market Marketplace Rules, including, (i) in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and (ii) in the case of all members of the compensation committee, the enhanced independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Board Meetings and Attendance

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors then serving attended the 2016 annual meeting of stockholders. The board met 13 times during the fiscal year ended December 31, 2016, either in person or by teleconference. During the fiscal year ended December 31, 2016, each of our directors attended at least 75% of the aggregate of the total number of board meetings and meetings of all committees of the board on which they then served.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. Accordingly, our Board has appointed Mr. McNab, an independent director within the meaning of NASDAQ rules (see “Determination of Independence” above), as the Chairman of the Board of Directors. Mr. McNab’s duties as Chairman of the Board include the following:

•	chairing meetings of the independent directors in executive session;

•	meeting with any director who is not adequately performing his duties as a member of our board or any committee;

•	facilitating communications between other members of our board and our chief executive officer;

•	preparing or approving the agenda for each board meeting;

•	determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board.

Our board decided to separate the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers the following benefits:

•	increasing the independent oversight of Curis and enhancing our board’s objective evaluation of our chief executive officer;

•	freeing our chief executive officer to focus on company operations instead of board administration;

•	providing our chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board;

•	enhancing the independent and objective assessment of risk by our board; and

•	providing an independent spokesman for our company.

Board’s Role in Risk Oversight

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our board of directors and its committees oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our (i) board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, (ii) audit committee oversees risk management activities related to financial controls, (iii) compensation committee oversees risk management activities relating to our compensation policies, programs and practices and management succession planning, and (iv) nominating and corporate governance committee oversees risk management activities relating to board of directors composition and corporate governance policies and procedures. Each committee reports to our full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Board Committees

Our board has established four standing committees – audit, compensation, nominating and corporate governance, and clinical program – each of which operates under a charter that has been approved by our board, except that no charter has been adopted for the clinical program committee. Current copies of the charters of the audit committee, compensation committee, and nominating and corporate governance committee are posted on the Investors – Corporate Governance section of our website, www.curis.com.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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pre-approving all audit and non-audit services of our independent registered public accounting firm, except for de minimis non-audit services which are approved in accordance with applicable SEC rules, including meeting with our independent registered public accounting firm prior to the annual audit to discuss the planning and staffing of the audit;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, earnings releases and other publicly disseminated financial information;

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reviewing and discussing with our independent registered public accounting firm matters concerning the quality, not just the acceptability, of our accounting determinations, particularly with respect to judgmental areas;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management on a quarterly basis;

•	reviewing and approving or ratifying any related person transactions;

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establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules, which is included on page 21 of this proxy statement.

The members of the audit committee are Mr. Greenacre (Chair), Mr. McNab and Dr. Rubin. The audit committee met four times during the fiscal year ended December 31, 2016. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The compensation committee’s responsibilities include:

•	determining the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 25 of this proxy statement;

•	preparing the compensation committee report required by SEC rules, which is included on page 50 of this proxy statement; and

•	reviewing and making recommendations to the board with respect to management succession planning.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive Officer and Director Compensation Processes.”

The current members of the compensation committee are Dr. Kaitin, Dr. Martell and Dr. Rubin (Chair). The compensation committee met twelve times during the fiscal year ended December 31, 2016.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	overseeing an annual evaluation of the board; and

•	periodically reviewing the composition of each board committee and the establishment or dissolution of additional board committees.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Mr. Greenacre, Dr. Kaitin (Chair) and Dr. Rubin. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2016.

Clinical Program Committee

The clinical program committee’s responsibilities include reviewing, evaluating, and advising the board and management on the long-term strategic goals and objectives, and the quality and direction of the company’s clinical development programs.

The current members of the clinical program committee are Dr. Kunkel, Dr. Martell (Chair), Dr. Pienta and Dr. Rubin. The clinical program committee met twice during the fiscal year ended December 31, 2016.

Executive Officer and Director Compensation Processes

The compensation committee oversees our compensation programs. In this capacity, the compensation committee determines and approves all compensation related to our executive officers. In addition, the compensation committee periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The compensation committee also has authority to commission compensation surveys or studies as the need arises. Periodically, the compensation committee retains an independent third party compensation consultant to review director and officer compensation. Since 2010, the compensation committee has periodically retained Willis Towers Watson (including its predecessor entity, Towers Watson, which merged with Willis Group in January 2016 to form Willis Towers Watson) as an independent third party compensation consultant. In October 2014, the compensation committee retained Willis Towers Watson to review director and officer compensation, and in November 2014 retained Willis Towers Watson to provide advice related to our Amended and Restated 2010 Stock Incentive Plan. In January 2015, the

compensation committee retained Willis Towers Watson to conduct a new benchmarking assessment of our executive officer compensation. In October 2016, the compensation committee retained Willis Towers Watson to review director and officer compensation, officer employment agreements and severance policies, rank and file employee compensation, and to conduct a new peer group analysis and share usage analysis. The compensation committee has determined that there are no conflicts of interest or other applicable factors affecting independence with its retention of Willis Towers Watson, as required by NASDAQ Stock Market Marketplace Rules.

Compensation committee meetings typically have included, for all or a portion of each meeting, our chief financial officer and, for meetings in which executive officer compensation decisions are made, the chairman of our board and our president and chief executive officer. The compensation committee typically seeks the chairman’s input in compensation matters involving our president and chief executive officer. Our president and chief executive officer provides input on all other executive officer compensation matters including the appropriate mix of compensation for such other officers. Our president and chief executive officer may not be present during the compensation committee’s voting or deliberations regarding his compensation.

Risks Arising from Compensation Policies and Practices

Employee compensation generally consists of salary, stock option awards and, depending on overall company performance and the successful achievement of objectives set forth in an annual short-term incentive program, cash bonus payments. We have reviewed our compensation policies and practices for all employees and have concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retaining a search firm, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines and its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, freedom from conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance charter provides that the value of diversity on our board should be considered by the nominating and corporate governance committee. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. We do not discriminate against candidates based on their race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 4 Maguire Road, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for all candidates.

Stockholders also have the right under our bylaws to nominate director candidates by following the procedures set forth under “Stockholder Proposals for 2018 Annual Meeting.”

Communicating with the Board of Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders, and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for all directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to: Chairman of the Board of Directors, c/o Secretary, Curis, Inc., 4 Maguire Road, Lexington, MA 02421, or via email at info@curis.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted a current copy of this code on the Investors – Corporate Governance section of our website, www.curis.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers of, any provision of the code.

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Curis is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a material interest, directly or indirectly.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report such proposed transaction to our chief financial officer and/or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the committee. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed periodically. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the committee determines that, taking into account all of the circumstances, the transaction is not inconsistent with Curis’ best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate, which shall be deemed conditions precedent to approval and/or consummation of such transaction.

In addition to transactions excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are excluded from classification as related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) who is a participant in the transaction, where (a) the related person and all other related persons own, in the aggregate, less than 10% of the equity interests in such entity, and (b) the related person and his or her immediate family members are neither involved in the negotiation of the terms of the transaction, nor receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by the provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

On August 21, 2013, we entered into a consulting agreement with D2D, LLC, a limited liability company owned by Dr. Kunkel, a director, pursuant to which Dr. Kunkel provided consulting services in the area of oncology clinical evaluation and development. We and Dr. Kunkel terminated the August 2013 consulting agreement with D2D, LLC on June 30, 2015, and entered into a new consulting agreement with Dr. Kunkel on July 1, 2015. We and Dr. Kunkel terminated the July 2015 consulting agreement effective as of November 1, 2016 in connection with her election as a member of the board of directors. In accordance with the terms of both the August 2013 and July 2015 consulting agreements, from January 1, 2015 until November 1, 2016, Dr. Kunkel received aggregate payments from the company of $185,400 and received options to purchase an aggregate of 150,000 shares of our common stock at a weighted average exercise price of $3.33 per share.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The responsibilities of the audit committee are set forth in the charter of the audit committee. The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2016, and has discussed these financial statements with our management and our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent integrated audit of our annual financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on the results of their integrated audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16. PCAOB Auditing Standard No. 16 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies, including policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and

•	written disclosures required by PCAOB Rule 3526—“Communication with Audit Committees Concerning Independence.”

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from Curis. The audit committee has also received written disclosures required by PCAOB Rule 3526—“Communication with Audit Committees Concerning Independence.”

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Marc Rubin

James R. McNab, Jr.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2016	2015
Audit Fees (1)	$570,000	$632,000

All Other Fees (2)	1,800	1,800

Total Fees	$571,800	$633,800

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees of $122,000 and $197,000 for 2016 and 2015, respectively, associated with comfort letters for our February 2015 confidentially marketed public offering, and July 2013 and July 2015 at-the-market sales agreements. 100% of the audit fees for 2016 and 2015 were pre-approved by the audit committee. The 2016 and 2015 amounts exclude reimbursement of out-of-pocket expenses of approximately $4,500 in each year.
(2)	Other fees consist of an annual license fee for use of accounting research software. None of the other fees incurred during 2016 and 2015 were for services provided under the de minimis exception to the audit committee pre-approval requirements. 100% of these fees for 2016 and 2015 were pre-approved by the audit committee.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the audit committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our named executive officers identified in the “Summary Compensation Table” or our “named executive officers.”

For fiscal year 2016, our named executive officers were Ali Fattaey, Ph.D., our president and chief executive officer, James E. Dentzer, our chief financial officer and chief administrative officer, Mani Mohindru, Ph.D., our senior vice president and chief strategy officer, David Tuck, M.D., our senior vice president and chief medical officer, and Michael P. Gray, our former chief financial and chief business officer. We have included information concerning Mr. Gray in accordance with the requirements of the SEC’s disclosure rules. Mr. Gray ceased to serve as an executive officer in February 2016. Compensation decisions for our executive officers are made by the compensation committee of our board of directors.

We held our most recent “say-on-pay” advisory stockholder vote on the compensation of our executive officers at the May 2014 annual meeting. This advisory vote was supported by our stockholders with 97.07% of the voted shares voting “for” such proposal. No specific component of our executive compensation program was altered for fiscal years 2014 to present based on the results of say-on-pay votes by our stockholders. As more fully described in Proposal 4 below, we will ask stockholders to consider a “say-on-pay” advisory vote on the compensation of our executive officers at the annual meeting. Our compensation committee and our board of directors believe that our executive compensation has been appropriately tailored to our business strategies, aligns pay with performance, and reflects industry best practices regarding executive compensation. The committee will continue to consider stockholder sentiments about our core principles and objectives when determining executive compensation.

The compensation paid to our named executive officers in 2016 reflected our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance, and each executive officer’s individual performance and level of responsibility, as well as continuing to align our executive officers’ incentives with stockholders’ interests.

2016 Pay-for-Performance

Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

In 2016, the compensation committee adhered to its long-standing pay-for-performance philosophy. As such, a significant portion of total 2016 executive compensation was comprised of cash incentives and long-term compensation based on corporate performance. We achieved a number of key corporate goals and objectives in 2016, including:

•	we strengthened our capital position by entering into an amendment to our 2015 collaboration agreement with Aurigene under which Aurigene received 10.2 million shares of our common stock,

priced at $2.40 per share, representing a 39% premium to the closing price on September 2, 2016, in lieu of receiving up to $24.5 million of milestone and other payments from us that may have become due under the 2015 collaboration agreement, controlling our costs and expenses;

•

we built our executive management team with the addition of Mr. Dentzer as chief financial officer and chief administrative officer, the appointment of Drs. Mohindru and Tuck as executive officers of the company, and the addition of Dr. Shefali Agarwal as our senior vice president of clinical development;

•	we appointed Dr. Kunkel to our board of directors;

•	we began a phase 2 clinical study of our drug candidate, CUDC-907, in patients with MYC-altered diffuse large B-cell lymphoma, or DLBCL and met our target patient enrollment for 2016;

•

we supported the initiation of a phase 1 pediatric investigator-sponsored trial of CUDC-907 in children and young adults with relapsed or refractory solid tumors, CNS tumors, or lymphoma in October 2016;

•	we filed an investigational new drug application, or IND, for our drug candidate, CA-170 and initiated a phase 1 trial in patients with advanced solid tumors or lymphomas in June 2016;

•	we expanded our pipeline by exercising the option to exclusively license the PD1/TIM3 program under our collaboration with Aurigene in October 2016;

•	we presented preliminary clinical data from a limited number of patients in the phase 1 trial of CA-170 at the Society for Immunotherapy of Cancer conference in November 2016; and

•

our collaborators, Roche and Genentech (a wholly-owned member of the Roche Group), continued the global commercialization of Erivedge®, and in November 2016, Erivedge® received full approval from the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) for the treatment of adult patients with symptomatic metastatic basal cell carcinoma (BCC) or locally advanced BCC inappropriate for surgery or radiotherapy.

Key compensation decisions for 2016 that reflect this pay-for-performance philosophy were as follows:

•

In 2016, the compensation committee granted stock options to incentivize our executive officers to increase stockholder value over time through stock price growth, thereby aligning our executives’ incentives with our stockholders’ interests.

•

In February 2016, the compensation committee approved a 2016 short-term cash incentive program to incentivize our executive officers to achieve specified performance objectives for fiscal year 2016 and to reward them for such achievements. In February 2017, the compensation committee determined that it would award cash incentive payments to executive officers at 75% of target levels outlined in the 2016 short-term incentive plan, based upon the company’s performance during 2016, resulting in cash incentive awards to Drs. Fattaey, Mohindru and Tuck and Mr. Dentzer of $178,158, $84,375, $84,375 and $129,000, respectively.

•

In determining executive officer compensation for 2016, the compensation committee also considered the overall performance and financial condition of the company, as well as each individual executive officer’s performance in contributing to company performance.

Benchmarking Assessment for 2016 Compensation

Our compensation committee did not conduct a benchmarking assessment for 2016 compensation. However, the results of the January 2015 benchmarking assessment conducted by Willis Towers Watson for the company were considered and utilized by our compensation committee in setting 2016 compensation for our executive officers. The January 2015 benchmarking assessment was based upon:

•

comparative compensation data for the 16 companies in our industry that were recommended by Willis Towers Watson and adopted by the compensation committee as appropriate peer companies based upon each company’s financial profile, market capitalization, state of development, and therapeutic focus; and

•	a review of executive officer compensation data for companies in the 2014 Radford Global Life Sciences Compensation Survey with fewer than 50 employees.

The January 2015 peer group companies were as follows:

Agenus Inc.	MediciNova, Inc.
ArQule, Inc.	POZEN Inc.
BIND Therapeutics, Inc.	Rigel Pharmaceuticals, Inc.
Endocyte, Inc.	Sunesis Pharmaceuticals, Inc.
Five Prime Therapeutics, Inc.	Synta Pharmaceuticals Corp.
Geron Corporation	Threshold Pharmaceuticals, Inc.
GTx, Inc.	Verastem, Inc.
Immunomedics, Inc.	ZIOPHARM Oncology, Inc.

The elements of compensation included in the benchmarking assessment consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long-term incentive awards and actual total direct compensation for each of our executive officers as compared to the peer group companies. Willis Towers Watson conducted a competitive analysis of compensation at the 25th, 50th, and 75th percentiles of the relevant data.

Process for Determining Executive Compensation

Our president and chief executive officer evaluates the performance of each of the other executive officers at least once annually against established goals and objectives for such executive officer, and also takes into consideration each executive officer’s contribution to the achievement of company goals and objectives. These annual assessments are provided either orally or through a written review. The president and chief executive officer provides recommendations to the compensation committee for all elements of compensation of our other executive officers based upon these evaluations, and the compensation committee considers our chief executive officer’s assessments when determining compensation for such executive officers. The compensation committee evaluates the performance of the president and chief executive officer based upon its assessment of his performance, and this assessment is updated at periodic committee meetings, as well as through recommendations from the chairman of our board of directors. Our president and chief executive officer does not participate in the determination of his own compensation. Our corporate goals and objectives are established through a process that involves input by our board and all of our executive officers. Members of our management team then regularly report on progress toward the achievement of these goals during our periodic meetings of the board of directors.

For a further discussion of the processes and procedures used by our compensation committee in considering and determining executive and director compensation, see “Executive Officer and Director Compensation Processes” beginning on page 25 of this proxy statement.

Elements of Executive Compensation

The elements of executive officer compensation generally consist of the following:

•	base salary;

•	short-term cash incentives;

•	stock option and restricted stock awards;

•	insurance, retirement and other employee benefits; and

•	change in control and severance benefits.

We do not have any formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. The compensation committee, after considering information including company performance, individual executive officer performance, the financial condition of the company, benchmarking data, and other market compensation for executive officers at other similarly-sized biotechnology companies, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Base salaries for our executive officers are established based on the scope of their responsibilities, periodically taking into account competitive market compensation paid by other companies for similar positions, as well as the financial condition of the company. Base salaries are reviewed annually, and adjusted from time to time to reflect promotions and to realign salaries with market levels as appropriate.

2016 Base Salaries

For 2016, the compensation committee increased base salaries for our executive officers as follows:

Name	2016 Base Salary	2015 Base Salary	Percentage Increase
Ali Fattaey, Ph.D.	$527,875	$515,000	2.5%
James E. Dentzer (1)	$430,000	$—	—%
Mani Mohindru, Ph.D.	$375,000	$300,000	25%
David Tuck M.D.	$375,000	$315,000	19%
Michael P. Gray (2)	$—	$412,000	—%

(1)	In March 2016, Mr. Dentzer was hired and appointed as chief financial officer, chief administrative officer, secretary and treasurer and his base salary was set at $430,000 per annum.
(2)	Mr. Gray ceased to serve as an executive officer in February 2016.

Dr. Fattaey: In January 2016, the compensation committee increased Dr. Fattaey’s base salary by 2.5% from $515,000 to $527,875 for fiscal year 2016 to provide for a cost of living adjustment. The compensation committee took into consideration the January 2015 benchmarking assessment and concluded that Dr. Fattaey’s 2016 base salary increase was reasonable and within the market range.

Mr. Dentzer: In March 2016, Mr. Dentzer was hired and appointed chief financial officer, chief administrative officer, secretary and treasurer and his base salary was set at $430,000 per annum. In setting Mr. Dentzer’s base salary, the compensation committee considered a number of factors including: Dr. Fattaey’s recommendations; analysis of compensation arrangements for other similarly-situated executives; the benchmarking assessment of executive compensation undertaken by Willis Towers Watson in 2015; Mr. Dentzer’s background, experience and unique qualifications; Mr. Dentzer’s role and responsibility as both chief financial officer and chief administrative officer; competition for Mr. Dentzer’s services; and the company’s overarching strategy to attract and retain top level executives who demonstrate the ability to execute on the company’s short and long term business objectives.

Dr. Mohindru: In January 2016, Dr. Mohindru was appointed an executive officer of the company and in connection with her new role and responsibilities, Dr. Mohindru’s 2016 base salary was increased by 25% from $300,000 to $375,000 for fiscal year 2016. In setting Dr. Mohindru’s salary, the compensation committee considered: Dr. Fattaey’s recommendations; Dr. Mohindru’s overall performance, skill set, experience and scientific background; and her increased responsibility as an executive officer of the company. In March 2016, Dr. Mohindru was promoted to chief strategy officer. At such time, her base salary was not further adjusted.

Dr. Tuck: In January 2016, Dr. Tuck was promoted to senior vice president, clinical and translational sciences, and he was appointed an executive officer of the company. At such time, the compensation committee increased Dr. Tuck’s base salary by 19% from $315,000 to $375,000. In setting Dr. Tuck’s 2016 base salary, the compensation committee considered: Dr. Fattaey’s recommendations; Dr. Tuck’s overall performance, skill set, experience, and scientific and clinical background; and his increased responsibility as an executive officer of the company. In March 2016, Dr. Tuck was promoted to chief medical officer. At such time, his base salary was not further adjusted.

2017 Base Salaries

In October 2016, the compensation committee retained Willis Towers Watson to conduct a new peer group analysis and benchmarking assessment on executive compensation. The benchmarking assessment was based upon comparative compensation data for 17 companies in our industry consisting of a mix of mid-to-late stage, multi-drug, pre-commercial companies and smaller commercial companies with pipelines similar to our stage of development. In selecting this peer group, the compensation committee considered companies with the following criteria: market cap of approximately 0.5x to 5x of Curis, up to approximately 3x of Curis revenue, net income of less than $40 million, less than 350 employees, and annual research and development expense of greater than $20 million. In December 2016, the following group of companies was adopted by the compensation committee as appropriate peer companies for Curis, as we strive to evolve our pipeline and development capabilities taking into consideration each company’s financial profile, market capitalization, stage of development, pipeline and focus on therapeutic products as well as competition for employee talent:

Achillion Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.
Agenus Inc.	Infinity Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	Keryx Biopharmaceuticals Inc.
Arena Pharmaceuticals, Inc.	NantKwest, Inc.
Ariad Pharmaceuticals Inc.	Ophthotech Corporation
Atara Biotherapeutics, Inc.	Otonomy, Inc.
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Epizyme, Inc.	Sarepta Therapeutics, Inc.
Geron Corporation

The elements of executive compensation included in the benchmarking assessment consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long-term incentive awards and actual total direct compensation for each of our executive officers as compared to the peer group companies. Willis Towers Watson conducted a competitive analysis of compensation at the 25th, 50th, and 75th percentiles of the relevant data, which we refer to as the January 2017 benchmarking assessment. The results of this benchmarking assessment were utilized by our compensation committee in setting 2017 compensation for our chief executive officer, our chief financial officer and for our chief medical officer. No direct benchmarking assessment data was available for the chief strategy officer role, and our compensation committee took into consideration the Radford Global Life Sciences Compensation Survey data for companies with 50 – 100 employees in setting the chief strategy officer’s 2017 compensation.

In February 2017, the compensation committee set the base salaries for our executive officers as follows:

Name	2017 Base Salary	2016 Base Salary	Percentage Increase
Ali Fattaey, Ph.D.	$590,000	$527,875	11.7%
James E. Dentzer	$442,900	$430,000	3.0%
Mani Mohindru, Ph.D.	$405,000	$375,000	8.0%
David Tuck M.D.	$420,000	$375,000	12.0%

The January 2017 benchmarking assessment showed that 2016 base salaries for our chief executive officer and our chief medical officer were below the 25th percentile when compared to the peer group companies. The chief financial officer’s 2016 base salary was determined to be aligned at the 50th percentile. Taking into consideration this benchmarking assessment, the compensation committee adjusted Dr. Fattaey’s 2017 base salary to slightly below the 50th percentile and adjusted Dr. Tuck’s salary at the 50th percentile. Since Mr. Dentzer’s 2016 base salary was aligned with the market median, Mr. Dentzer received a 3% merit increase to his 2017 base salary. Since no direct benchmarking assessment data was available for the chief strategy officer role, the compensation committee took into consideration the Radford Global Life Sciences Compensation Survey data for companies with 50 – 100 employees, and compensation levels for the chief strategy officer position in other companies that were not in our peer group per Dr. Fattaey’s recommendation. Based on these criteria, the compensation committee adjusted Dr. Mohindru’s 2017 base salary by 8%.

Short-Term Cash Incentive Plans

Our compensation committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of objectives under a short-term incentive plan is another way to align our executive officers’ interests with those of our stockholders. Accordingly, our compensation committee implements a short-term incentive plan, which we refer to herein as a cash incentive program. The cash incentive program sets forth specific objectives each year that, if achieved, result in short-term incentive cash compensation for our executive officers.

A cash incentive program is designed to motivate our executive officers to achieve specified performance objectives for the applicable fiscal year and to reward them for their achievement. To be eligible, an executive officer must (i) be designated by the compensation committee or independent board members as an eligible participant, (ii) have achieved an overall performance evaluation at a “meets expectations” or higher level within our evaluation framework, and (iii) be serving as an executive officer at the time the award is paid.

The compensation committee generally establishes categories of goals that are then further delineated into three levels of potential achievement: “Threshold,” “Target,” and “Maximum.” Cash incentive payments may be paid based upon the degree to which each category of corporate goals has been achieved on this continuum, if at all. For each of the categories, achievement of performance at the “Threshold” level results in a weighted payment of no less than 50% of the target amount, achievement of performance at the “Target” level results in a weighted payment equal to 100% of the target amount, and achievement of performance at the “Maximum” level results in a weighted payment of no more than 150% of the target amount.

The cash incentive program is administered by the compensation committee. The compensation committee has the authority and discretion to modify performance goals under a cash incentive program and has the right to amend, modify or terminate a cash incentive program at any time. The awards generally are paid in cash. The compensation committee had sole discretion, however, to pay an award using a combination of cash and equity, or all equity. If the compensation committee determines that such payment is to be made in the form of equity, in whole or in part, the compensation committee has the sole discretion to determine the nature, amount and other terms of such equity award. Payment of the awards, if any, is generally to be made after the completion of the relevant fiscal year but no later than March 15 of the following year.

2016 Short-Term Cash Incentive Plan

In February 2016, the compensation committee approved a 2016 short-term cash incentive program for executive officers, which was designed to motivate our executive officers to achieve specified performance objectives for fiscal year 2016.

Eligibility. The following named executive officers were eligible to participate in the 2016 cash incentive program: Ali Fattaey, Ph.D., James E. Dentzer, Mani Mohindru, Ph.D. and David Tuck, M.D. Michael P. Gray announced his resignation prior to the adoption of the plan, and was therefore not considered eligible to participate.

Effect of Change in Control. In the event a change in control of the company was consummated on or before December 31, 2016, short-term incentive amounts would have been paid out at 150% of target upon such change in control.

The following table sets forth the target short-term incentive payment amounts, referred to herein as target amounts, for each executive officer:

Designated Executive Officer	2016 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2016 Annual Base Salary, Assuming Performance at the 100% Level
		(%)	($)
Ali Fattaey, Ph.D.	$527,875	45%	$237,544
James E. Dentzer	$430,000	40%	$172,000
Mani Mohindru, Ph.D.	$375,000	30%	$112,500
David Tuck, M.D.	$375,000	30%	$112,500

Total	$1,707,875		$634,544

The compensation committee established the following weighted corporate goals for 2016:

•

the successful implementation of our clinical development plans, with a focus on advancing the development of CA-170 toward phase 1 clinical trials, the progression of ongoing clinical trials of CUDC-907, and the advancement of other programs under our collaboration with Aurigene;

•	the achievement of specified strategic corporate development initiatives; and

•	financial performance objectives, including cash management and capital objectives.

On February 14, 2017, the compensation committee approved the payment of short term cash incentive awards at 75% of the target amounts to each of the executive officers as follows:

Name	Total 2016 Cash Incentive Amount Paid	Percentage of 2016 Base Salary
Ali Fattaey, Ph.D.	$178,158	33.75%
James E. Dentzer	$129,000	30.00%
Mani Mohindru, Ph.D.	$84,375	22.50%
David Tuck, M.D.	$84,375	22.50%

In determining the payment of short-term cash incentive awards at 75% of the target amounts to each of the executive officers, the compensation committee assessed each of the three weighted categories of corporate goals for 2016 and determined the percentage of target incentive compensation earned for each of these categories based on our actual accomplishments for 2016.

2017 Short-Term Cash Incentive Plan

Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, in February 2017, the compensation committee established the following target short-term incentive payment amounts, referred to herein as target amounts, for each executive officer:

Designated Executive Officer	2017 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2017 Annual Base Salary, Assuming Performance at the 100% Level
		(%)	($)
Ali Fattaey, Ph.D.	$590,000	60%	$354,000
James E. Dentzer	$442,900	40%	$177,160
Mani Mohindru, Ph.D.	$405,000	35%	$141,750
David Tuck, M.D.	$420,000	40%	$168,000

Total	$1,857,900		$840,910

No formal 2017 short-term cash incentive program has been approved by our compensation committee to date.

Long-Term Incentive Program

The compensation committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through grants of stock and stock-based awards. We have established our stock compensation plans to provide our employees, including our executive officers, with incentives that align employee interests with the interests of our stockholders. All value received by the recipient from a stock option is based on the growth of the stock price beyond the option exercise price. The compensation committee generally does not make grants of restricted stock awards to our executive officers.

Stock Options

The compensation committee reviews and approves stock option grants to all of our executive officers. An initial stock option grant is made to our executive officers at the commencement of their employment, and then options are generally granted in annual supplements in conjunction with the review of the individual performance of our executive officers. Grants may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The review and approval of stock option awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives and retention considerations. In appropriate circumstances, the compensation committee considers the recommendations of our president and chief executive officer (except with respect to his own compensation) and the chairman of our board of directors in determining the long term compensation for our other executive officers. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and typically vest with respect to 25% of the shares underlying the award on the first anniversary of the grant date (or January 1 of the following calendar year with respect to annual grants), and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.

2016 Stock Option Grants

In 2016, the compensation committee granted stock options to our executive officers as set forth below. In determining to make these grants, the compensation committee considered the company’s overall performance as well as the performance and experience of each of our executive officers, the mix of cash compensation, short term incentive compensation, and the value of such stock option grants to align our executive officers’ interests with the interests of our stockholders, and the value of such stock option grants. The value of Dr. Fattaey’s 2016 option grant was between 50th and 75th percentiles of value for the peer group established by Willis Towers Watson in its January 2015 analysis. With regard to Mr. Dentzer’s initial option grant on his joining Curis, the compensation committee considered factors such as: Mr. Dentzer’s background, experience and unique qualifications; Mr. Dentzer’s role and responsibility as both chief financial officer and chief administrative officer; competition for Mr. Dentzer’s services; the company’s overarching strategy to attract and retain top level executives who demonstrate the ability to execute on the company’s short and long term business objectives; and recent precedent inducement grants in the life sciences industry. The compensation committee considered Dr. Fattaey’s recommendations with regards to the option grants to Drs. Mohindru and Tuck as well as the number of options granted to Drs. Mohindru and Tuck prior to their appointment as executive officers of the company.

Name	Number of Shares Underlying January 2016 Option Grants		Number of Shares Underlying March 2016 Option Grants
Ali Fattaey, Ph.D.	1,000,000	(1)	—
James E. Dentzer	—		1,700,000	(2)
Mani Mohindru, Ph.D.	100,000	(1)	200,000	(3)
David Tuck, M.D.	—		300,000	(3)

(1)	Such stock option was granted pursuant to our Amended and Restated 2010 Plan, has an exercise price per share equal to $1.76, the fair market value of our common stock on the date of grant, has a 10 year term, and shall become exercisable as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.
(2)	Such grant was made as an inducement material to Mr. Dentzer’s acceptance of employment and was granted outside of our Amended and Restated 2010 Plan. The option has an exercise price per share equal to $1.51, the fair market value on the date of grant, has a 10 year term and shall become exercisable as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.
(3)	Such stock option was granted pursuant to our Amended and Restated 2010 Plan, has an exercise price per share equal to $1.51, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.

2017 Stock Option Grants

Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, in February 2017, the compensation committee granted the following stock options to our executive officers. The compensation committee awarded stock options grants to Dr. Fattaey and Mr. Dentzer between the 25th and 50th percentile taking into consideration of the beneficial ownership levels of their peers. Each of Drs. Mohindru’s and Tuck’s option grant was adjusted to align with the market median.

Name	Number of Shares Underlying February 2017 Option Grants (1)
Ali Fattaey, Ph.D.	1,000,000
James E. Dentzer	650,000
Mani Mohindru, Ph.D.	424,000
David Tuck, M.D.	534,000

(1)	Such stock options were granted pursuant to our Amended and Restated 2010 Plan, have an exercise price per share equal to $2.63, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on January 1, 2018 and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.

Restricted Stock Awards

Our Amended and Restated 2010 Plan permits the issuance of restricted stock awards to our employees, directors and consultants. The compensation committee generally does not make grants of restricted stock awards to our executive officers and no restricted stock awards were granted in 2016.

2010 Employee Stock Purchase Plan

As with all employees of the company, our executive officers are eligible to participate in our 2010 employee stock purchase plan. The plan permits employee participants to purchase up to $25,000 per calendar year of company stock through payroll deductions. The price of the stock is 85% of the lower of the fair market value of the stock on the first day of the offering period or the last day of such purchase period.

Other Compensation – Employee Benefits

Our employees, including our executive officers, are entitled to various employee benefits such as medical and dental expense coverage, flexible spending accounts, various insurance programs, an employee assistance program, paid time off, and matching contributions in our 401(k) retirement plan.

Change in Control and Severance Payments

Each of our executive officers is party to an agreement or offer letter that obligates us to make cash payments to such executive officer in the event we terminate the executive officer’s employment without cause, or the executive officer resigns for good reason (as defined in the applicable agreement or offer letter). We believe that our severance program is aligned with other comparable biotechnology companies and provides our executive officers with income protection in the event of an unplanned separation from employment. In addition, we are also obligated to make cash payments to each of our executive officers in the event of a change in control.

Our Amended and Restated 2010 Plan, as amended, provides that, unless otherwise provided in the applicable award agreement, all plan participants, including our executive officers, are entitled to accelerated vesting of stock options and/or restricted stock awards upon certain events (including a change in control). In the event that a change in control occurs, 50% of the then-unvested options of each plan participant, including executive officers, would become immediately exercisable, and the restrictions underlying 50% of any restricted stock awards would lapse. To that extent, the arrangement is a so-called “single trigger” change in control arrangement because it provides for equity acceleration benefits immediately upon a change in control. In the event any executive officer is terminated within one year after a change in control without cause or resigns for good reason (each as defined in the applicable plan), then all remaining unvested stock options and restricted stock awards will become fully vested. To that extent, the arrangement is a so-called “double trigger” change in control arrangement because it provides for equity acceleration benefits in the event of a change in control, the first trigger, followed by an employment termination under specified circumstances, the second trigger. Our Amended and Restated 2010 Plan, as amended, generally defines a change in control as a merger by us with or into another company, or, a sale of all or substantially all of our assets.

We provide for these change in control arrangements because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. As a consequence, our compensation committee determined that it was necessary and appropriate to provide such change in control-related benefits to reinforce and encourage the continued employment and dedication of our executive officers without distraction or interference.

Our change in control and equity acceleration arrangements with our executive officers do not obligate us to make any additional payments to “gross-up” any compensation payable to such executive officers in order to offset income tax liabilities.

For a further description of the foregoing arrangements, see “Summary Compensation Table,” “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The compensation committee has not implemented stock ownership guidelines for our executive officers and directors. Our compensation committee last considered whether or not to implement stock ownership guidelines for our executive officers and directors in 2014. The compensation committee engaged Willis Towers Watson in October 2014 to review the then-current stock ownership of our executive officers and directors as well as to review the then-current stock ownership practices of our peer group companies. In 2014, Willis Towers Watson analyzed the proxy filings of our then-current peer group of 16 companies to determine both the prevalence and design of executive stock ownership requirements. Of these 16 organizations, only two had adopted stock ownership guidelines. All of our then-current executive officers generally would have fulfilled competitive market levels of ownership when both common shares owned outright and vested in-the-money stock options were counted toward the guidelines.

Tax and Accounting Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the deduction limit when the compensation committee believes that such payments are appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our named executive officers for the fiscal years ending December 31, 2016, 2015, and 2014.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Ali Fattaey, Ph.D. President and Chief Executive Officer (3)	2016 2015 2014	527,677 515,000 464,231	178,158 108,923 190,335	1,166,000 2,187,150 819,395	10,600 10,600 81,794	(4) (4) (5)		$1,882,435 2,821,673 1,555,755

James E. Dentzer Chief Financial Officer and Chief Administrative Officer (6)	2016	320,846	129,000	1,698,640	20,503	(7)		$2,159,086

Mani Mohindru, Ph.D. Senior Vice President and Chief Strategy Officer (8)	2016	370,385	84,375	316,440	10,600	(4)		$781,800

David Tuck, M.D. Senior Vice President and Chief Medical Officer (9)	2016	371,308	84,375	299,760	10,600	(4)		$766,043

Michael P. Gray Former Chief Financial Officer and Chief Business Officer (10)	2016 2015 2014	72,892 412,000 399,692	— 67,774 143,390	— 311,892 269,397	14,931 10,600 10,400	(11) (4) (4)	$ $ $	87,823 802,266 822,879

(1)	The amounts in this column reflect amounts paid to each of our named executive officers under the short-term cash incentive plans described in “Compensation Discussion and Analysis” above.
(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the respective fiscal year, computed in accordance with FASB Codification Topic 718 and other relevant guidance, for awards pursuant to our Amended and Restated 2010 Plan, as amended and for nonstatutory inducement grants. Assumptions used in the calculation of these amounts are included in footnote 6 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 9, 2017.
(3)	Dr. Fattaey has served as our president and chief executive officer since June 2, 2014 and served as president and chief operating officer from February 18, 2013 to June 1, 2014.
(4)	Consists of 401(k) matching contributions made by us.
(5)	Of this amount, $71,394 represents reimbursed commuting expenses for Dr. Fattaey in 2014, and the remainder represents a 401(k) matching contribution made by us.
(6)	Mr. Dentzer commenced service as our chief financial officer and chief administrative officer on March 29, 2016.
(7)	Of this amount, $9,903 represents fees paid for personal estate planning and tax preparation fees for Mr. Dentzer and $10,600 represents a 401(k) matching contribution made by us.
(8)	On January 19, 2016, Dr. Mohindru was appointed to the role of executive officer of the company. On March 29, 2016, Dr. Mohindru assumed the role of chief strategy officer.
(9)	On January 19, 2016, Dr. Tuck was promoted to senior vice president, clinical and translational sciences and appointed as an executive officer of the company. On March 29, 2016, Dr. Tuck assumed the role of chief medical officer.
(10)	Michael P. Gray resigned from the company effective February 29, 2016.
(11)	Consists of accrued vacation paid upon Mr. Gray’s separation from the company.

Grants of Plan-Based Awards

The following table sets forth information regarding awards under our Amended and Restated 2010 Plan to our named executive officers during the fiscal year ended December 31, 2016 and in the case of Mr. Dentzer, an inducement stock option award pursuant to NASDAQ Stock Market Rule 5635(c)(4).

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards (3)
Ali Fattaey, Ph.D.	01/19/2016	1,000,000	$1.76	$1,166,000
James E. Dentzer	03/29/2016	1,700,000	1.51	1,698,640
Mani Mohindru, Ph.D.	01/19/2016	100,000	1.76	116,600
	03/29/2016	200,000	1.51	199,840
David Tuck, M.D.	03/29/2016	300,000	1.51	299,760
Michael P. Gray (4)	—	—	—	—

(1)	The stock options granted to Drs. Fattaey, Mohindru, and Tuck were granted pursuant to our Amended and Restated 2010 Plan. The stock option granted to Mr. Dentzer was granted pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Mr. Dentzer’s acceptance of employment. Each stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each three-month anniversary thereof until all of such shares underlying such award shall become exercisable, subject to continued service. Such stock options will expire 10 years from date of grant and in the event of a change in control, 50% of the then unvested options held by each executive officer would become immediately exercisable. In the event an executive officer terminates his or her employment for good reason or we terminate the executive officer without cause within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination.
(2)	The closing price per share of our common stock on the Nasdaq Global Market on the date of grant.
(3)	The amounts shown in this column represent the total grant date fair value of each stock and option award as determined in accordance with FASB Codification Topic 718.
(4)	Mr. Gray did not receive any awards in 2016. He left the company in February 2016.

We have entered into employment agreements with our named executive officers, as described below under “Employment Agreements” and “Indemnification of Executive Officers.”

Salary and payments pursuant to our short-term incentive plans accounted for approximately 37% of total compensation of the named executive officers for 2016, 36% of total compensation of the named executive officers for 2015, and 55% of the total compensation of the named executive officers for 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date
Ali Fattaey, Ph.D.	—	1,000,000	—	$1.76	1/19/2026
	393,750	506,250	—	$2.39	2/9/2025
	43,750	56,250	—	$1.94	1/26/2025
	125,000	75,000	400,000	$1.75	6/2/2024
	68,750	31,250	200,000	$3.09	2/18/2024
	374,999	25,001	—	$3.02	2/19/2023
James E. Dentzer	—	1,700,000	—	$1.51	3/29/2026
Mani Mohindru, Ph.D.	—	200,000	—	$1.51	3/29/2026
	—	100,000	—	$1.76	1/19/2026
	61,250	78,750	—	$1.94	1/26/2025
	24,749	11,251	—	$2.94	1/27/2024
	109,374	15,626	—	$3.28	6/20/2023
David Tuck, M.D.	—	300,000	—	$1.51	3/29/2026
	37,500	112,500	—	$2.74	11/30/2025
	56,250	93,750	—	$3.20	5/27/2025
Michael P. Gray (3)	—	—	—	—	—

(1)	The stock options granted to Drs. Fattaey, Mohindru, and Tuck were granted pursuant to our Amended and Restated 2010 Plan. The stock option granted to Mr. Dentzer was granted pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Mr. Dentzer’s acceptance of employment. Each stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each three-month anniversary thereof until all of such shares underlying such award shall become exercisable, subject to continued service. Such stock options will expire 10 years from date of grant and in the event of a change in control, 50% of the then unvested options held by each executive officer would become immediately exercisable. In the event an executive officer terminates his or her employment for good reason or we terminate the executive officer without cause within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination.
(2)

Represents performance-based stock options to purchase shares of common stock that vest and become exercisable, if at all, as to 25% of the shares underlying the option when our publicly-traded stock price has equaled or exceeded $6.00 per share for a period of 60 consecutive trading days, another 25% of the shares underlying the option when our publicly-traded stock price has equaled or exceeded $7.50 per share for a period of 60 consecutive trading days, another 25% of the shares underlying the option when our publicly-

traded stock price has equaled or exceeded $9.00 per share for a period of 60 consecutive trading days, and the final 25% of the shares underlying the option when our publicly-traded stock price has equaled or exceeded $10.50 per share for a period of 60 consecutive trading days, provided in each case that the recipient continues to provide service on the applicable vesting date and, provided further that, in no event will this option vest in whole or in part on or after three years from the date of grant.
(3)	Mr. Gray was not employed by the Company on December 31, 2016.

Employment Agreements

We are party to the following employment arrangements with our named executive officers, except for the below-described employment with Michael P. Gray, which terminated upon his resignation in February 2016.

Ali Fattaey, Ph.D.    On June 2, 2014, we entered into an employment agreement with Dr. Fattaey under which he serves as our president and chief executive officer, which superseded a prior employment agreement dated February 19, 2013, as amended, under which Dr. Fattaey served as our president and chief operating officer. Dr. Fattaey’s 2016 base salary, which is subject to annual review by the board and/or compensation committee, was set at $527,875 per annum. Dr. Fattaey’s agreement also provides for reimbursement of specified commuting expenses up to a maximum of $10,000, and specified expenses related to his tax preparation up to a maximum of $7,500, which was increased to $10,000 by the compensation committee in January 2016. Dr. Fattaey is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee. Dr. Fattaey is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) comprising twelve months’ pay at his then-current base salary and COBRA premium benefits. Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, on March 7, 2017, we amended Dr. Fattaey’s employment agreement to provide that, in the event of termination without cause or resignation for good reason within twelve (12) months following a change in control of Curis, Dr. Fattaey will receive an amount equal to: (a) two (2) times his base salary, (b) his target bonus for the year of termination, and (c) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed. Dr. Fattaey’s amendment also extends COBRA coverage to up to eighteen (18) months for terminations that qualify for change in control severance. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

James E. Dentzer.    On March 29, 2016, we entered into an employment agreement with Mr. Dentzer under which he serves as our chief financial officer, chief administrative officer, secretary and treasurer. Mr. Dentzer’s 2016 base salary, which is subject to annual review by the board and/or compensation committee, was set at $430,000 per annum. Mr. Dentzer’s agreement also provides for reimbursement of specified expenses related to his estate planning and tax preparation up to a maximum of $7,500, for which an associated gross-up payment for applicable taxes is also provided. Mr. Dentzer is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee. The employment agreement also provides that on or about the date of commencement of Mr. Dentzer’s employment, as a material inducement to Mr. Dentzer to enter into employment with us, he would receive a stock option to purchase 1,700,000 shares of common stock with an exercise price equal to the fair market value of the shares on the date of grant. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 6.25% of the shares underlying the option on each successive three-month period thereafter, subject to Mr. Dentzer’s continued service with the company. Mr. Dentzer is also entitled to receive severance benefits under the agreement in the event of his termination by the company without cause or by the employee for good reason (as defined in the agreement) comprising: (a) nine months’ pay at his then-current base salary, (b) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (c) COBRA premium benefits for up to nine (9) months. Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, on March 7, 2017, we amended Mr. Dentzer’s employment agreement to provide that, in the event of termination without cause or for good reason within twelve (12) months following a change in control of Curis, Mr. Dentzer will receive an amount equal to: (a) his base salary, (b) his target bonus for the year of termination, and (c) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed. Mr. Dentzer’s amendment also clarifies the timing of such payments, and extends COBRA coverage up to twelve (12) months for terminations that qualify for change in control severance. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Mani Mohindru, Ph.D.    On January 19, 2016, Dr. Mani Mohindru was appointed an executive officer of the company. On February 29, 2016, we entered into an employment agreement with Dr. Mohindru and her base salary, which is subject to annual review by the board and/or compensation committee, was set at $375,000 per annum. Dr. Mohindru is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee. Dr. Mohindru is also entitled to receive severance benefits under the agreement in the event of her termination without cause or for good reason (as defined in the agreement) comprising six months’ pay at her then-current base salary and COBRA premium benefits. On March 29, 2016, Dr. Mohindru was promoted to the position of chief strategy officer. Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, on March 7, 2017, we amended Dr. Mohindru’s employment agreement to provide that, in the event of termination without cause or for good reason within twelve (12) months following a change in control of Curis, Dr. Mohindru will receive an amount equal to: (a) her base salary, (b) her target bonus for the year of termination, and (c) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed. Dr. Mohindru’s amendment also extends COBRA coverage to up to twelve (12) months for terminations that qualify for change in control severance. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for specified indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

David Tuck, M.D.    On January 19, 2016, Dr. David Tuck was promoted to senior vice president, clinical and translational sciences, and was appointed an executive officer of the company. On February 29, 2016, we entered into an employment agreement with Dr. Tuck and his base salary, which is subject to annual review by the board and/or compensation committee, was set at $375,000 per annum. Dr. Tuck is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee. Dr. Tuck is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) comprising six months’ pay at his then-current base salary and COBRA premium benefits. On March 29, 2016, Dr. Tuck was promoted to the position of chief medical officer. Taking into consideration the benchmarking analysis conducted by Willis Towers Watson, on March 7, 2017, we amended Dr. Tuck’s employment agreement to provide that, in the event of termination without cause or for good reason within twelve (12) months following a change in control of Curis, Dr. Tuck will receive an amount equal to: (a) his base salary, (b) his target bonus for the year of termination, and (c) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed. Dr. Tuck’s amendment also extends COBRA coverage to up to twelve (12) months for terminations that qualify for change in control severance. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Michael P. Gray.    On December 15, 2003, we entered into an employment agreement with Mr. Gray, as amended on October 31, 2006, October 27, 2008 and December 10, 2010. Mr. Gray ceased to serve as an officer of the company on February 29, 2016. In addition to his base salary, which was subject to annual review by the board and/or compensation committee, Mr. Gray was entitled to participate in our medical and other benefit programs and was entitled to receive an annual bonus based on the achievement of specific objectives established by the board, subject to the discretion of the board. Mr. Gray was also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) and he was also entitled to receive certain payments if he was terminated within one year after a change in control.

Indemnification of Executive Officers

Our certificate of incorporation provides indemnification of our executive officers for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact that such person serves as an executive officer, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that executive officers may be entitled to additional indemnification, under any agreement or vote of the directors.

Each of our executive officer employment agreements also provides that we will indemnify each such executive officer for claims arising in his or her capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the executive officer must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the executive officer if the executive officer is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the executive officer is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the executive officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions.

In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available.

Potential Payments Upon Termination or Change in Control

Each of the above-described employment agreements with our executive officers provides that in the event we terminate the executive officer’s employment without cause or if the executive officer resigns for good reason (each as defined in the agreements), the executive officer will receive: (1) continuation of his or her then base salary or a portion thereof for the periods and amounts described in the table below, and (2) payment of a portion of the executive officer’s COBRA premiums, which is calculated as the difference between the COBRA premium and the amount paid by the employee for medical/dental insurance, for the periods and amounts described in the table below, except that Mr. Dentzer is also entitled to receive a payment equal in amount to his target bonus payment pro-rated for the portion of the year completed. If the executive officer is terminated without cause or for good reason within twelve months after a change in control of the company, the executive officer will receive: (1) continuation of his or her then base salary or a portion thereof for the periods and amounts described in the table below, (2) his or her target bonus for the year of termination, (3) a portion of the same year’s target bonus, and (4) payment of a portion of the executive officer’s COBRA premiums, for the periods and amounts described in the table below. In order for our executive officers to receive these severance payments, the executive officer must execute a general release of all claims against the company, its employees, officers, directors and agents in a form acceptable to us.

Pursuant to the terms of our Amended and Restated 2010 Plan, as amended, unless otherwise provided in the applicable award agreement (such as is the case with respect to the performance-based options granted to Dr. Fattaey, who was an executive officer in 2014), and in the case of Mr. Dentzer, pursuant to the terms of his Nonstatutory Stock Option Agreement—Inducement Grant Pursuant to NASDAQ Stock Market Rule 5635(c)(4), at the time of a change in control, 50% of the then-unvested options to purchase our common stock held by each plan participant, including executive officers, would become immediately exercisable and the forfeiture restriction on all outstanding restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from such forfeiture restrictions after the date of the change in control. In addition, in the event an executive officer terminates his or her employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan) within one year after such change in control, then all remaining unvested options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable.

The table below sets forth the estimated benefits provided to each of our named executive officers, upon a termination event described above, assuming such termination event occurred on December 31, 2016, the last day of our most recently completed fiscal year.

		Triggering Event
Name	Benefit	Severance Upon Termination (Without Change-in- Control) ($)		Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Upon or Within 12 Months Following a Change-in- Control ($)
Ali Fattaey	Severance Payments	527,875	(1)	—	1,293,294	(2)
President and Chief Executive Officer	Bonus Payment (3)	—		—	237,544
	Continuation of Benefits	—		—	—
	Market Value of Stock Vesting (4)	—		1,183,344	2,366,688

	Total	527,875		1,183,344	3,897,525

James Dentzer	Severance Payments	494,500	(6)	—	602,000	(7)
Chief Financial Officer and	Bonus Payment (3)	—		—	172,000
Chief Administrative Officer (5)	Continuation of Benefits	11,278		—	15,037
	Market Value of Stock Vesting (4)	—		1,334,500	2,669,000

	Total	505,778		1,334,500	3,458,037

Mani Mohindru	Severance Payments	187,500	(9)	—	487,500	(10)
Senior Vice President and	Bonus Payment (3)	—		—	112,500
Chief Strategy Officer (8)	Continuation of Benefits	—		—	—
	Market Value of Stock Vesting (4)	—		268,675	537,350

	Total	187,500		268,675	1,137,350

David Tuck	Severance Payments	187,500	(12)	—	487,500	(13)
Senior Vice President and	Bonus Payment (3)	—		—	112,500
Chief Medical Officer (11)	Continuation of Benefits	6,655		—	13,311
	Market Value of Stock Vesting (4)	—		254,625	509,250

	Total	194,155		254,625	1,122,561

(1)	Represents 12 months of salary based on Dr. Fattaey’s salary in effect for the 2016 fiscal year.
(2)	Represents 24 months of salary based on Dr. Fattaey’s salary in effect plus his target bonus for the 2016 fiscal year.
(3)	Represents a lump sum payment equal to each named executive officer’s target annual cash incentive bonus prorated for service time.
(4)

Represents the value of that portion of each named executive officer’s in-the-money stock options that would accelerate upon a change in control, assuming such change in control occurred on December 31, 2016, after deducting the exercise price and based upon the $3.08 closing price of our common stock on the Nasdaq Global Market on December 30, 2016, the last trading day for the fiscal year ending 2016. As noted above, pursuant to the terms of our stock incentive plans, unless otherwise provided in the applicable award agreement, at the time of a change in control, 50% of the then-unvested options become immediately exercisable. In addition, in the event an executive officer terminates his or her employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan) within one year after such change in control, then all remaining unvested options held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable.
(5)	Mr. Dentzer was appointed as an officer of the company on March 29, 2016.
(6)	Represents 9 months of salary based on Mr. Dentzer’s salary in effect plus his target bonus for the 2016 fiscal year.
(7)	Represents 12 months of salary based on Mr. Dentzer’s salary in effect plus his target bonus for the 2016 fiscal year.
(8)	Dr. Mohindru was appointed as an officer of the company on January 19, 2016.
(9)	Represents 6 months of salary based on Dr. Mohindru’s salary in effect for the 2016 fiscal year.
(10)	Represents 12 months of salary based on Dr. Mohindru’s salary in effect plus her target bonus for the 2016 fiscal year.
(11)	Dr. Tuck was appointed as an officer of the company on January 19, 2016.
(12)	Represents 6 months of salary based on Dr. Tuck’s salary in effect for the 2016 fiscal year.
(13)	Represents 12 months of salary based on Dr. Tuck’s salary in effect plus his target bonus for the 2016 fiscal year.

Director Compensation

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2016:

Name	Fees Earned or Paid In Cash($)		Option Awards ($) (1) (2)	All Other Compensation ($)		Total ($)
Martyn D. Greenacre	$71,750		$58,300	$—		$130,050
Kenneth I. Kaitin, Ph.D.	69,750		58,300	—		128,050
Lori A. Kunkel, M.D.	5,495		52,433	100,000	(3)	157,928
Robert E. Martell, M.D., Ph.D.	60,250		58,300	—		118,550
James R. McNab, Jr.	153,750	(4)	198,220	38,652	(5)	390,623
Daniel R. Passeri(6)	94,500	(7)	58,300	400,000	(8)	552,800
Kenneth J. Pienta, M.D.	54,750		58,300	—		113,050
Marc Rubin, M.D.	68,250		58,300	—		126,550

(1)	The amounts in this column reflect the grant date fair value of awards made to such individual in accordance with FASB Codification Topic 718 and other relevant guidance, excluding forfeitures, for awards in 2016 pursuant to our Amended and Restated 2010 Plan, as amended. Assumptions used in the calculation of these amounts are included in footnote 6 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 9, 2017.

(2)	At December 31, 2016, each of our non-employee directors held options to purchase shares of our common stock as follows:

Director	Aggregate Number of Stock Options
Martyn D. Greenacre	280,000
Kenneth I. Kaitin, Ph.D.	280,000
Lori A. Kunkel, M.D.	175,000
Robert E. Martell, M.D., Ph.D.	200,000
James R. McNab, Jr.	595,000
Kenneth J. Pienta, M.D.	242,188
Marc Rubin, M.D.	225,000

(3)	Consist of payments made by us to Dr. Kunkel in 2016 in consideration for her services pursuant to a consulting agreement that we had entered into with Dr. Kunkel dated July 1, 2015. Prior to Dr. Kunkel’s election as a director, we were party to a consulting agreement dated August 21, 2013 with D2D, LLC, a limited liability company owned by Dr. Kunkel, under which Dr. Kunkel provided consultant services to us in the area of oncology clinical evaluation and development. We and Dr. Kunkel terminated the D2D consulting agreement on June 30, 2015, and entered into a new consulting agreement on July 1, 2015. We and Dr. Kunkel terminated the July 2015 consulting agreement in connection with her election as a member of the Board of Directors. From January 1, 2015 until Dr. Kunkel’s election to our board, Dr. Kunkel has received aggregate payments from the company of $185,400 and received options in connection with her July 2015 consulting agreement to purchase an aggregate of 150,000 shares of our common stock at a weighted average exercise price of $3.33 per share.
(4)	Consists of an annual cash retainer of $135,000 paid to Mr. McNab in 2016 in consideration for his services as chairman of our board of directors plus board attendance fees.
(5)	Consists of payments made by us to reimburse the cost of Mr. McNab’s annual health insurance expense.
(6)	Mr. Passeri ceased serving as a member of our board of directors and as vice chairman of our board of directors as of September 14, 2016.
(7)	Consists of the prorated amount of Mr. Passeri’s annual cash retainer of $115,000 paid in 2016 in consideration for his services as vice chairman of our board of directors plus board attendance fees.
(8)	Consists of (i) $150,000 in fees paid to Mr. Passeri for his services as a consultant in the areas of intellectual property, corporate and strategic matters, among others and (ii) $250,000 recognition bonus payment to Mr. Passeri in recognition of his many years of service in varying roles, including as a director and vice chairman of our board, and formerly as our chief executive officer, president, and as a consultant.

In February 2017, our board of directors took into consideration the results of the January 2017 benchmarking assessment for director compensation and established a hybrid retainer and meeting-based cash compensation policy for our directors in order to align director compensation with our current peer companies. Our directors are also entitled to reimbursements for reasonable, out-of-pocket expenses incurred in connection with attending board and/or committee meetings.

In recognition of the additional duties and responsibilities of the Chairman, Mr. McNab receives an annual retainer of $120,000. Non-employee directors, other than Mr. McNab, receive an annual retainer of $40,000. In addition, members of each of the following standing committees of the board are also paid the following additional annual retainers:

•	$10,000 Audit Committee;

•	$7,500 Compensation Committee;

•	$5,000 Nominating and Corporate Governance Committee; and

•	$5,000 Clinical Program Committee.

The chair of each of the following standing committees of the board are also paid, in addition to his or her retainer as a member of such committee, an additional annual retainer as follows:

•	$10,000 Audit Committee;

•	$7,500 Compensation Committee;

•	$5,000 Nominating and Corporate Governance Committee; and

•	$5,000 Clinical Program Committee.

In addition to the foregoing retainers, each non-employee board member will receive a per meeting fee of $750 for each board meeting attended telephonically or in person in excess of 10 meetings per calendar year. In addition, each member of the following standing committees of the board will receive a per meeting fee of $750 per meeting for each meeting of such committee attended telephonically or in person in excess of the number of meetings per calendar year set forth below:

•	Audit Committee – 8 meetings;

•	Compensation Committee – 8 meetings;

•	Nominating and Corporate Governance Committee – 4 meetings; and

•	Clinical Program Committee – 6 meetings.

Based on the results of the January 2017 benchmarking assessment, annual stock option awards to our non-employee directors are made for 120,000 shares of common stock. Such stock option awards vest and become exercisable as to 1/12 of the shares underlying the award on a monthly basis until all of such shares have vested, subject to the director’s continued service, have a term of ten years and are granted at fair market value on the date of grant.

Indemnification of Directors

Our certificate of incorporation provides indemnification of our directors for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact of that such person serves as a director, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that directors may be entitled to additional indemnification, under any agreement or vote of the directors.

We have entered into indemnification agreements with each of our non-employee directors. The indemnification provisions apply to each such director and state that we will indemnify him or her for claims arising in his or her capacity as our director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the director must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director if the director is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case, the director is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions. For a discussion of our indemnification arrangements with Dr. Fattaey, see “Indemnification of Executive Officers.” In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2016 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	13,752,157	$2.30	8,474,741	(1)
Equity compensation plans not approved by security holders	2,446,000	$1.73	N/A	(2)

Total	16,198,157	$2.21	8,474,741

(1)	Comprised of 8,448,917 shares available for grant under the Amended and Restated 2010 Stock Incentive Plan, and 25,824 shares available for sale under the 2010 Employee Stock Purchase Plan. The 2010 Employee Stock Purchase Plan was approved by our stockholders in June 2010 and we are seeking approval of an amendment to increase the number of shares authorized for issuance thereunder to 10,000,000 shares at our 2017 annual meeting. The 2010 Stock Incentive Plan was approved by our stockholder in June 2010, the Amended and Restated 2010 Plan was approved by our stockholders in May 2013, and an amendment to increase the number of shares authorized for issuance thereunder was approved by our stockholders in May 2015.
(2)	Represents option awards granted to new employees, as an inducement material to such employee’s acceptance of employment. Each such grant was approved by our compensation committee pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4) and disclosed in a press release. Inducement option awards have an exercise price equal to the closing price of our common stock on the date of the grant. Typically such inducement stock option awards vest with respect to 25% of the shares underlying the award on the first anniversary of the employee’s date of hire, and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, subject to the optionholder continuing to provide services to us on the applicable vesting date.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, the members of our compensation committee were Dr. Kaitin, Dr. Martell and Dr. Rubin.

During the fiscal year ended December 31, 2016, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K with Curis’ management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation committee of our board of directors.

Marc Rubin, M.D. (Chair)

Kenneth I. Kaitin, Ph.D.

Robert E. Martell M.D., Ph.D.

PROPOSAL 2 —AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Introduction

We are asking our stockholders to approve an amendment and restatement of our Amended and Restated 2010 Stock Incentive Plan, or the Second Amended and Restated 2010 Plan, at the annual meeting of stockholders. On April 6, 2010, our board of directors adopted the 2010 Stock Incentive Plan, which was approved by our stockholders at the June 3, 2010 annual meeting of stockholders. Up to 6,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) were reserved for issuance pursuant to awards granted under the 2010 Stock Incentive Plan. On March 28, 2013, our board of directors adopted the Amended and Restated 2010 Stock Incentive Plan, or the Amended and Restated 2010 Plan, whereby an additional 3,000,000 shares of our common stock were authorized to be issued under the 2010 Stock Incentive Plan, which was approved by our stockholders at the May 30, 2013 annual meeting of stockholders. As a result, up to 9,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) were reserved for issuance pursuant to awards granted under the Amended and Restated 2010 Plan. On March 19, 2015, our board of directors adopted an amendment to the Amended and Restated 2010 Stock Incentive Plan, whereby an additional 10,000,000 shares of our common stock were authorized to be issued under the Amended and Restated 2010 Plan, which was approved by our stockholders at the March 30, 2015 annual meeting of stockholders. As a result, up to 19,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) were reserved for issuance pursuant to awards granted under the amendment to the Amended and Restated 2010 Plan.

On March 27, 2017, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, an amendment and restatement of our Amended and Restated 2010 Plan. We are not seeking approval for an increase in the number of shares available for issuance under the Second Amended and Restated Plan. Rather, we are seeking stockholder approval of several material changes to the Amended and Restated 2010 Plan. In addition, we are seeking stockholder approval of the material terms of our Second Amended and Restated 2010 Plan, including the performance goals thereunder, for the purpose of continuing to enable us to grant awards under our Second Amended and Restated 2010 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code. In particular, we are seeking stockholder approval of the following material amendments to, and material terms included in, the Second Amended and Restated 2010 Plan:

•	an increased limit on the maximum per-participant number of shares issued under the plan from 1,000,000 to 3,500,000 per calendar year;

•	a requirement that no option or SAR award provide for the payment or accrual of dividend equivalents;

•	a requirement that any dividends paid with respect to restricted stock be paid to the participant only when the shares become free from their restrictions on transferability and forfeitability; and

•	a provision that all awards held by a participant will automatically become fully vested upon a termination of employment due to the participant’s death or disability.

Why We Are Requesting Stockholder Approval of the Second Amended and Restated 2010 Plan

The approval by our stockholders of the Second Amended and Restated 2010 Plan will allow us to continue to grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, officers and directors, as well as consultants and advisors. We believe that our ability to grant this broad array of equity incentives is critical to secure, retain and incent our talented service providers and to respond to market conditions and best practices.

The approval by our stockholders of the Second Amended and Restated 2010 Plan will also constitute approval of the terms and conditions of the plan that allow us to grant awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. This would continue to enable us to grant awards that are not subject to the deduction limitations of Section 162(m) of the Code. In general, Section 162(m) limits to $1 million the deduction that a public company may take with respect to compensation paid to each of its chief executive officer and its three most highly compensated officers (other than the chief executive officer and chief financial officer). One of the requirements of “performance based” compensation under Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by our stockholders. For purposes of Section 162(m), “material terms” include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 2 will constitute approval of each of these aspects of our Second Amended and Restated 2010 Plan for purposes of the approval requirements of Section 162(m). While our Second Amended and Restated 2010 Plan will allow the company to grant awards that are intended to be exempt from Section 162(m), our board of directors may, in its judgment, grant awards under our Second Amended and Restated 2010 Plan that are not exempt from Section 162(m) when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the company’s stockholders.

Description of the Second Amended and Restated 2010 Plan

The following is a summary of the Second Amended and Restated 2010 Plan, a copy of which is attached as Exhibit A to this proxy statement and incorporated herein by reference.

Number of Shares Available for Award

Up to 19,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Second Amended and Restated 2010 Plan. As described above, we are not requesting that the stockholders approve an increase in the number of shares available for issuance under the Second Amended and Restated 2010 Plan.

The Second Amended and Restated 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights, or SARs, cause one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of our common stock will cause 1.3 shares per share under the award to be removed from the available share pool. Shares covered by awards under the Second Amended and Restated 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Types of Awards

The Second Amended and Restated 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the common stock on the date of grant, provided that if our board approves the grant of an option effective as of a future date, the exercise price may be not less than 100% of the fair market value on such future date. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of Curis may not have an exercise price that is less than 110% of the fair market on the date of grant. No option will provide for the payment or accrual of dividend equivalents. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Curis). The Second Amended and Restated 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

•

subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of common stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable non-statutory stock option agreement or approved by the board in its sole discretion, by delivery of a notice of “net exercise” to us;

•	any other lawful means; or

•	any combination of these forms of payment.

An option that vests solely based on the passage of time will not vest earlier than the first anniversary of its date of grant, unless the option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. Notwithstanding the foregoing, the Board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, if the participant’s employment by or service to us is terminated under specified circumstances, or in the event of a merger, consolidation, sale, reorganization, recapitalization, or there is a change in control of the company. No option shall provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price specified in the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of an SAR effective as of a future date, the measurement price may be not less than 100% of the fair market value on such future date. No SAR will provide for the payment or accrual of dividend equivalents. SARs may not be granted for a term in excess of 10 years. SARs may be granted independently or in tandem with an option. No SAR shall provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest (or on a deferred basis) pursuant to the terms and conditions established by our board. To the extent a restricted stock unit award provides the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock (referred to as “dividend equivalents”), the Second Amended and Restated 2010 Plan provides that such dividend equivalents must be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Second Amended and Restated 2010 Plan, our board has the right to grant other awards based upon the common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. Our board may also grant performance awards or cash-based awards. Any dividends or dividend equivalents with respect to other stock-based awards, cash-based awards, or performance awards must be subject to the same restrictions on transfer and forfeitability as the award with respect to which such dividend equivalents are awarded.

Performance Conditions. The compensation committee may determine, at the time of grant, that an award of restricted stock, a restricted stock unit award, or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such award will be based on one or more of the following measures:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or alternatively situated. Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards

Except as our board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers and directors, as well as consultants and advisors to us are eligible to be granted awards under the Second Amended and Restated 2010 Plan. Under present law, however, incentive stock options may only be granted to our employees or those of our present or future parent or subsidiary corporations.

The maximum number of shares with respect to which awards may be granted to any participant under the Second Amended and Restated 2010 Plan may not exceed 3,500,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award and each share of common stock subject to an award (including each share of common stock subject to an award of restricted stock, a restricted stock unit award, other stock-based award or performance award) shall be treated as one share.

Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the Second Amended and Restated 2010 Plan because awards under the Second Amended and Restated 2010 Plan are determined by our board of directors in its discretion.

The following table sets forth information about equity-based awards granted under the Second Amended and Restated 2010 Plan as of March 20, 2017, the record date for our 2017 annual meeting of stockholders, to (i) each of our current named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) all current non-executive officers and employees as a group, (v) each nominee for director, (vi) each associate of any director, executive officer or nominee for director, and (vii) each other current 5% holder or future 5% recipient. As of March 20, 2017, the record date for our 2017 annual meeting of stockholders, there were 14,308,617 shares of our common stock outstanding and subject to equity-based awards under the Second Amended and Restated 2010 Plan and 18,239,613 shares reserved for future issuance. As noted above, we are asking our shareholders to approve an amendment to the Second Amended and Restated 2010 Plan, four material changes will be made to the Amended and Restated 2010 Plan. As of the record date, the closing price of our common stock as reported on the NASDAQ Global Market was $2.98 per share.

Plan Benefits

SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Name and Position	Number of Shares Subject to Awards (#)
Ali Fattaey, Ph.D. President and Chief Executive Officer, Nominee for Director	3,700,000
James E. Dentzer Chief Financial Officer and Chief Administrative Officer	650,000
David Tuck, M.D. Senior Vice President and Chief Medical Officer	1,134,000
Mani Mohindru, Ph.D. Senior Vice President and Chief Strategy Officer	1,025,000
All Current Executive Officers as a Group (4 persons)	6,509,000
All Current Non-Employee Directors as a Group (7 persons)	2,677,188
All Current Non-Executive Officers and Employees as a Group (57 persons)	4,601,391
Martyn D. Greenacre Nominee for Director	320,000
Kenneth I. Kaitin, Ph.D. Nominee for Director	320,000
Each associate of any Director, Executive Officer, or Nominee for Director	—
Each Other Current 5% Holder or Future 5% Recipient	—

Administration

The Second Amended and Restated 2010 Plan is administered by our board. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second Amended and Restated 2010 Plan and to interpret the provisions of the Second Amended and Restated 2010 Plan. Our board may construe and interpret the terms of the Second Amended and Restated 2010 Plan and any award agreements entered into under the Second Amended and Restated 2010 Plan. Pursuant to the terms of the Second Amended and Restated 2010 Plan, our board may, subject to certain limitations, delegate authority under the Second

Amended and Restated 2010 Plan to one or more committees or subcommittees of our board. Discretionary awards to non-employee directors may be granted and administered only by our board or a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. Subject to certain limitations, the board may delegate to one or more officers the power to grant awards and to exercise such other powers under the Second Amended and Restated 2010 Plan as the board may determine.

Subject to any applicable limitations contained in the Second Amended and Restated 2010 Plan, our board or any committee to whom our board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, awards of restricted stock, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board is required to make appropriate adjustments in connection with the Second Amended and Restated 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Second Amended and Restated 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	other transaction; or

•	our liquidation or dissolution.

In connection with a Reorganization Event, our board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of our common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of our successor and shall, unless our board of directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that our board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between us and a Second Amended and Restated 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or any other agreement between us and a Second Amended and Restated 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the Second Amended and Restated 2010 Plan), the vesting schedule of all options and awards of restricted stock then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option or award of restricted stock, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such option and award of restricted stock shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the company or the Acquiring Corporation (as this term is defined in the Second Amended and Restated 2010 Plan) is terminated for Good Reason (as this term is defined in the Second Amended and Restated 2010 Plan) by the participant or is terminated without Cause (as this term is defined in the Second Amended and Restated 2010 Plan) by the company or the Acquiring Corporation.

Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or other stock-based award.

Except as described above, our board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. However, if any participant terminates his or her employment with the company due to the participant’s death or disability, all awards held by the participant will automatically become fully vested, exercisable, or realizable.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the Second Amended and Restated 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Second Amended and Restated 2010 Plan. Substitute awards will not count against the overall share limit or any sublimits under the Second Amended and Restated 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a Change in Control Event), the Second Amended and Restated 2010 Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the Second Amended and Restated 2010 Plan to provide an exercise price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Second Amended and Restated 2010 Plan) and grant in substitution therefor new awards under the Second Amended and Restated 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise or measurement prices per share below the fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board of directors or the compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the Second Amended and Restated 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Second Amended and Restated 2010 Plan after June 3, 2020 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the Second Amended and Restated 2010 Plan; provided that, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement, including amendments with regard to the prohibition on repricing or the minimum vesting provisions, will become effective until such stockholder approval is obtained.

Subject to certain limitations, the board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option.

If the stockholders do not approve the Second Amended and Restated 2010 Plan, the Amended and Restated 2010 Plan will remain in effect.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Second Amended and Restated 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Second Amended and Restated 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

On March 27, 2017, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, an amendment and restatement of our 2010 Employee Stock Purchase Plan. We refer to the 2010 Employee Stock Purchase Plan in this proxy statement as the 2010 ESPP and the Amended and Restated 2010 Employee Stock Purchase Plan as the Amended and Restated 2010 ESPP. The 2010 ESPP was adopted by our board of directors on April 6, 2010 and approved by our stockholders at the 2010 annual meeting of stockholders. We are asking our stockholders to approve the amendments to the 2010 ESPP as reflected in the Amended and Restated 2010 ESPP at the annual meeting of stockholders. The Amended and Restated 2010 ESPP amends the 2010 ESPP in two material respects: (i) it increases the number of shares available for purchase under the Amended and Restated 2010 ESPP to 10,000,000 and (ii) it provides that offering periods shall be consecutive, overlapping 24-month periods with four purchase periods occurring in each offering period (as described in more detail below).

The Amended and Restated 2010 ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for the success of our company. We believe that the ability to participate in our Amended and Restated 2010 ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company.

Description of the Amended and Restated 2010 ESPP

The following is a brief summary of the Amended and Restated 2010 ESPP. The following description is only a summary of the material terms of the Amended and Restated 2010 ESPP, and is qualified in its entirety by reference to the Amended and Restated 2010 ESPP, a copy of which is attached to this proxy statement as Exhibit B.

Eligibility

All employees of the company and any subsidiary of the company designated by our board of directors or compensation committee are eligible to participate provided that they are customarily employed for more than 20 hours a week and more than five months in a calendar year, they have been employed by the company or a designated subsidiary for at least six months prior to enrolling in the Amended and Restated 2010 ESPP, and they are employees on the first day of a given offering period. In addition, no employee can be granted an option under the Amended and Restated 2010 ESPP that would result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value for all classes of our outstanding capital stock. The company retains the discretion to determine which eligible employees may participate in an offering under the Amended and Restated 2010 ESPP pursuant to and consistent with Treasury Regulations issued under Section 423 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. As of March 27, 2017, 46 employees were eligible to participate in the Amended and Restated 2010 ESPP, including our named executive officers.

Plan Operation

The Amended and Restated 2010 ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate in the Amended and Restated 2010 ESPP by completing a payroll deduction authorization form and filing it with our payroll office at least 15 days prior to the first day of the applicable offering period. The payroll deduction authorization form permits the company to make after-tax payroll deductions from the participant’s pay. Participants can elect to contribute up to fifteen percent (in whole percentages only) of their compensation (as defined in the Amended and Restated 2010 ESPP) received on each pay day during the offering period. The board of directors retains the discretion to lower the maximum contribution rate and determine the minimum payroll deduction percentage. The Amended and Restated 2010 ESPP will be implemented by consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, which shall be the first day on which national stock exchanges and the Nasdaq System are open for trading on or after June 15 and December 15 of each year and which we refer to as the enrollment date, each employee who is enrolled in the Amended and Restated 2010 ESPP will automatically receive an option to purchase up to a whole number of shares of our common stock, which we refer to as the option shares, determined by dividing $50,000 by the fair market value (based on the value of the stock on the enrollment date) of a share of common stock. However, no eligible employee may be granted an option under the Amended and Restated 2010 ESPP to the extent that the employee’s rights to purchase shares under the Amended and Restated 2010 ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the enrollment date) of common stock in any given calendar year in which such option is outstanding at any time. The option will become exercisable as to 25% of the option shares on the last day of each six-month purchase period. Unless a participant withdraws from the Amended and Restated 2010 ESPP, the option will be exercised automatically on the last day of each purchase period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last day of the purchase period. An option shall expire on the last day of the applicable offering period following the purchase of shares. We currently anticipate that if the Amended and Restated 2010 ESPP is approved by stockholders, the initial offering period will begin on June 15, 2017. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the purchase period, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the Amended and Restated 2010 ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the common stock trades, if the fair market value of the common stock on the enrollment date of the next offering period is lower than the fair market value of the common stock on the enrollment date of any current offering period, then all participants in such current offering period shall be automatically withdrawn from such offering period immediately after the exercise of their option on the last day of the current purchase period and shall be automatically re-enrolled in the next offering period as of the first day thereof.

All payroll deductions received or held by the company under the Amended and Restated 2010 ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions unless the board, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine. An employee participating in the Amended and Restated 2010 ESPP may not make any additional payments into the account. Employees may purchase common stock under the Amended and Restated 2010 ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless increased, decreased or terminated by the participant. A participant may increase or decrease the rate of his or her payroll deductions during an offering period by filing a new payroll deduction authorization form with our payroll office authorizing a change in payroll deduction rate, although our board of directors may, in its discretion, limit the number of payroll deduction rate changes during any offering period. In addition, a participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the purchase period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the Amended and Restated 2010 ESPP will be refunded promptly without interest and the employee’s option granted for such offering period will automatically terminate. At the end of each purchase period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the option price described above) subject to the limitations described above. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the company may adopt.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the Amended and Restated 2010 ESPP are not currently determinable.

We are required to make equitable adjustments, to the extent determined by our board or a committee appointed by our board, to the number and class of securities available under the Amended and Restated 2010 ESPP, the share limitations under the Amended and Restated 2010 ESPP and the purchase price for an offering period under the Amended and Restated 2010 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the Amended and Restated 2010 ESPP), our board or a committee appointed by our board may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the Amended and Restated 2010 ESPP on such terms as our board or committee appointed by our board determines:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to participants, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board in such notice, which date will not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the Amended and Restated 2010 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

The Amended and Restated 2010 ESPP shall be administered by our board of directors or a committee of members of our board. Our board of directors has authority to make rules and regulations for the administration of the Amended and Restated 2010 ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, our board shall be entitled to change the offering periods and purchase periods (including the commencement dates thereof), limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as our board determines in its sole discretion advisable which are consistent with the Amended and Restated 2010 ESPP.

Our board of directors may amend or suspend the Amended and Restated 2010 ESPP at any time, except that amendments that require stockholder approval under Section 423 of the Code will not come into effect without such approval. Further, our board of directors may not make any amendment to the Amended and Restated 2010 ESPP which would cause the Amended and Restated 2010 ESPP to fail to comply with Section 423 of the Code. The board of directors may terminate the Amended and Restated 2010 ESPP at any time. Upon termination of the Amended and Restated 2010 ESPP all amounts in the accounts of participants shall be promptly refunded.

Our board of directors may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Internal Revenue Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended and Restated 2010 ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the Amended and Restated 2010 ESPP complies with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the Amended and Restated 2010 ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended and Restated 2010 ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Plan Benefits

Because participation under the Amended and Restated 2010 ESPP is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals.

Our executive officers have an interest in this proposal as they may purchase shares under the Amended and Restated 2010 ESPP.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE AMENDED AND RESTATED 2010 ESPP IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 5.

We held our most recent “say-on-pay” advisory stockholder vote on the compensation of our executive officers at the May 2014 annual meeting. This advisory vote was supported by our stockholders with 97.07% of the voted shares voting “for” such proposal. No specific component of our executive compensation program was altered for fiscal years 2014 to present based on the results of say-on-pay votes by our stockholders.

Our executive compensation programs are designed to attract and retain key executive officers critical to our long-term success, to recognize and reward overall company performance and each executive officer’s individual performance and level of responsibility, as well as to align our executive officers’ incentives with stockholders’ interests.

The “Executive and Director Compensation and Related Matters” section of this proxy statement beginning on page 25, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors with respect to the fiscal year ended December 31, 2016.

Our board of directors is asking stockholders to approve, on an advisory basis, a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to Curis’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 5 overrules any decision by us or our board of directors (or any committee thereof), creates or implies any change to our fiduciary duties or those of our board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY

OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the frequency of future executive compensation advisory votes in accordance with the SEC’s rules. We held our first “say-on-frequency” advisory stockholder vote at our June 2011 annual meeting at which our stockholder approved, on an advisory basis, a frequency of every three years on future executive compensation advisory votes. In this Proposal 5, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our board of directors may decide that it is in the best interests of our stockholders and Curis to hold the advisory vote to approve executive compensation more or less frequently.

After careful consideration, our board of directors believes that the executive compensation advisory vote should be held every three years, and therefore our board of directors recommends that you vote for a frequency of every THREE YEARS for future executive compensation advisory votes.

Our board of directors believes that a once every three years, or triennial, executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. As described in “Compensation Discussion and Analysis,” our compensation program emphasizes multi-year individual and company performance, in particular by the granting of stock-based compensation. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. Annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

A triennial vote will also give our board of directors sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns. Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact the board of directors at any time to provide feedback about corporate governance and executive compensation matters.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING THE EXECUTIVE COMPENSATION ADVISORY VOTE EVERY THREE YEARS IS IN THE BEST INTERESTS OF CURIS AND ITS STOCKHOLDERS AND RECOMMENDS VOTING FOR A FREQUENCY OF EVERY “THREE YEARS”.

PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS CURIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The board knows of no other business that will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2018 Annual Meeting

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2018 annual meeting of stockholders, including with respect to the nomination of directors, must be submitted to our secretary at our offices, 4 Maguire Road, Lexington, MA 02421, no later than December 5, 2017.

If a stockholder of Curis wishes to present a proposal at the 2018 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days’ prior to the 2018 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2018 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2018 annual meeting has not yet been established, but assuming it is held on May 16, 2018, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2018 annual meeting would need to be provided to our secretary no earlier than February 15, 2018, and no later than March 19, 2018. If a stockholder fails to provide timely notice of a proposal to be presented at the 2016 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, we believe that during the fiscal year ended December 31, 2016, the reporting persons complied with all Section 16(a) filing requirements.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2016 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 4 Maguire Road, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2016 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Exhibit A

SECOND AMENDED AND RESTATED

2010 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of Curis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards and Cash-Based Awards (each as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act)..

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by the Board or a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules (the “Independent Committee”).

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 19,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as 1.3 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, Restricted Stock Unit Award, Other Stock-Based Award or Performance Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.3 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.3 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 3,500,000 per calendar year. For purposes of the foregoing limit, (i) the combination of an Option in tandem with an SAR shall be treated as a single Award and (ii) each share of Common Stock subject to an Award (including each share of Common Stock subject to a Full-Value Award) shall be treated as one share. The per participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Curis, Inc., any of Curis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”

The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) per share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or (2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) Minimum Vesting. Other than with respect to Options granted to non-employee directors, no Option that vests solely based on the passage of time shall vest earlier than the first anniversary of its date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Notwithstanding the foregoing, the Board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock. Any Dividend Equivalents must be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are awarded.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Any Dividend Equivalents with respect to Other Stock-Based Awards or Cash-Based Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividend Equivalents are awarded.

9. Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9(a) (“Performance Awards”). Subject to Section 9(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1.0 million per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings and (ix) achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The

Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Any Dividends and/ or Dividend Equivalents with respect to Performance Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividends and/or Dividend Equivalents are awarded.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

(A) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company)], (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(B) “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.

(C) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2) Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3) Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5) Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 10(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code. If the transaction or event described in this Section 10(c) would not constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code, then, in connection with such transaction or event, Awards that are subject to Section 409A will be treated as provided under Section 10(b).

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous (i.e., not for value) transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. Notwithstanding anything herein to the contrary, upon a termination or cessation of employment or other status of the Participant due to the Participant’s death or disability, all awards held by such Participant shall automatically become fully vested, exercisable or realizable, as the case may be. Except as described in the preceding sentence, the Board shall determine the effect on an Award of any termination or cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings or Sections 5(h) and 9(a) with respect to the vesting of Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5(h) or 9(a), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. If and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit B

CURIS, INC.

AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2010 Employee Stock Purchase Plan of Curis, Inc.

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with opportunities to purchase shares of Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the regulations promulgated thereunder. The provisions of the Plan, accordingly, shall be construed consistent therewith.

2. Definitions.

(a) “Acquisition Price” shall have the meaning given such term in Section 18(b)(2) of the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall have the meaning given such term in Section 13 of the Plan.

(e) “Common Stock” shall mean the common stock, par value $0.01, of the Company.

(f) “Company” shall mean Curis, Inc.

(g) “Compensation” shall mean the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Enrollment Date” shall mean the first day of each Offering Period.

(j) “Exercise Date” shall mean the last day of each Purchase Period.

(k) “Fair Market Value” shall mean, as of any date, (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clause (a), (b) and (c) above shall be the reported price for the next preceding day on which sales were made.

(l) “Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 15 and December 15 of each year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of an Offering Period may be changed pursuant to Section 4 of this Plan.

(m) “Option Shares” shall have the meaning given such term in Section 7 of the Plan.

(n) “Participant” shall have the meaning given such term in Section 5(a) of the Plan.

(o) “Plan” shall mean this Amended and Restated 2010 Employee Stock Purchase Plan.

(p) “Purchase Period” shall mean the period commencing the day after an Exercise Date and ending on the Trading Day closest to the day that is six (6) months after the preceding Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the Trading Day that is six (6) months after the Enrollment Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

(q) “Purchase Price” shall mean, unless the Board determines otherwise, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(r) “Reorganization Event” shall have the meaning given such term in Section 18(b)(i) of the Plan.

(s) “Subsidiary” shall mean any present or future subsidiary corporation as defined in Section 424(f) of the Code.

(t) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) All employees of the Company, including directors who are employees, and all employees of any Designated Subsidiary are eligible to participate in any one or more of the offerings to purchase Common Stock under the Plan provided that:

(i) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(ii) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(iii) they are employees of the Company or a Designated Subsidiary on the on a given Enrollment Date.

(b) Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent

(5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that an employee may not be granted an option under the Plan because of the foregoing restrictions, the employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

(c) The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 15 and December 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval.

5. Participation.

(a) An eligible employee may become a participant in the Plan (a “Participant”) by completing a payroll deduction authorization form in the form designated by the Company from time to time and filing it at least fifteen (15) days prior to the applicable Enrollment Date with the Company’s payroll office or such other office as the Company may direct.

(b) The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period. Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a Participant files his or her payroll deduction authorization form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Such payroll deductions shall be in whole percentages only. The Board may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at a rate of between 1% and 15% of Compensation with any change in Compensation during the Offering Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(c) A Participant may increase, decrease or discontinue his or her payroll deduction during any Offering Period, by filing a new payroll deduction authorization form. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. If a Participant elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 10, funds deducted prior to such election to discontinue will be applied to the purchase of Common Stock on the next occurring Exercise Date. A Participant’s payroll deduction authorization form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) At the time the option (as described in Section 7) is exercised, in whole or in part, or at the time any of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or other disposition of Common Stock by the Participant.

7. Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Common Stock the (“Option Shares”) determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period following the purchase of shares pursuant to Section 8.

(b) To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the Common Stock trades, if the Fair Market Value of the Common Stock on the Enrollment Date of the next Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of any current Offering Period, then all Participants in such current Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date and shall be automatically re-enrolled in the next Offering Period as of the first day thereof.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares not exceeding the number of shares as to which such Participant’s option is exercisable on such Exercise Date shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any balance remaining in a Participant’s payroll deduction account at the end of a Purchase Period will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the Participant’s payroll deduction account for the following Purchase Period or Offering Period, unless the employee elects not to participate in the next Purchase Period or Offering Period, in which case the balance in the employee’s account shall be refunded. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the Participant, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the Participant. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing certificates.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form designated by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new payroll deduction authorization form.

(b) Upon a Participant’s ceasing to be an employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option shall be automatically terminated. If, prior to the last day of the Offering Period, the Designated Subsidiary by which the employee is employed shall cease to be a Subsidiary of the Company, or if the employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for purposes of this Plan.

(c) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

11. Interest. Interest will not be paid on any Participant accounts, except to the extent that the Board, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

12. Stock.

(a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 10,000,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised and then only with respect to the Option Shares actually purchased for the account of the Participant.

13. Administration.

(a) The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board (a “Committee”). The Board or its Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. Any reference to the authority of the Committee to act under this Plan shall be contingent upon the Board having delegated such authority to the Committee. All references to the Board contained herein shall also refer to its Committee, as applicable.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

14. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each Participant in the Plan in the form and on the basis determined by the Company.

18. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Sections 3 and 7, and (iii) the Purchase Price shall be equitably adjusted to the extent determined by the Board.

(b) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (B) any transfer or disposition of all of the Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (C) any liquidation or dissolution of the Company.

(ii) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to outstanding options on such terms as the Board determines: (A) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to Participants, provide that all outstanding options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (C) upon written notice to Participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Offering Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (1) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the Participant’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Purchase Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Purchase Price under Section 2(r) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Sections 3 and 7, minus (2) the result of multiplying such number of shares by such Purchase Price, (E) provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof) and (vi) any combination of the foregoing.

(iii) For purposes of clause (b)(ii)(A) above, an option shall be considered assumed if, following consummation of the Reorganization Event, the replacement option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

19. Amendment or Termination. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (i) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code. This Plan may be terminated at any time by the Board. Upon termination of the Plan all amounts in the accounts of Participants shall be promptly refunded.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Effective Date. The Plan shall become effective upon, and the first Offering Period hereunder shall begin on, June 15, 2017, subject to the Plan’s earlier adoption by the Board and approval by the shareholders of the Company as required by Section 423 of the Code.

23. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over the counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

24. Governing Law. The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by federal law.

25. Source of Shares. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

26. Notification Upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give notice to the Company of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Enrollment Date with respect to the option pursuant to which such shares were purchased or within one year of the date of exercise of such option pursuant to which such shares were purchased.

27. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable options.

28. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

Adopted by the Board of Directors
on April 6, 2010

Approved by the stockholders on June 3, 2010

Amended and Restated by the Board of Directors on March 27, 2017

Approved by the stockholders on [ ]

CURIS, INC. 4 MAGUIRE ROAD LEXINGTON, MA 02421

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

				☐	☐	☐

1.	Election of our Class III Directors

Nominees

01	Ali Fattaey	02	Martyn D. Greenacre	03 Kenneth I. Kaitin

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.									For	Against	Abstain

2.	Approve the Second Amended and Restated 2010 Stock Incentive Plan.								☐	☐	☐

3.	Approve the Amended and Restated 2010 Employee Stock Purchase Plan.								☐	☐	☐

4.	To approve an advisory vote on executive compensation.								☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:								1 year	2 years	3 years	Abstain

5.	Recommend, on an advisory basis, the frequency of future executive compensation advisory votes.							☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:									For	Against	Abstain

6.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held May 16, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Annual Report is/are available at www.proxyvote.com.

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CURIS, INC.

Annual Meeting of Stockholders

May 16, 2017 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Ali Fattaey and James E. Dentzer, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held on Tuesday, May 16, 2017, at 10:00 a.m. local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2, 3, 4 AND 6 AND 3 YEARS ON PROPOSAL 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side